Exhibit 3.1

Constitution

of

Beroni Group Limited

ACN 613 077 526

- ii -

6.	Calls	9
6.1	Directors may make calls	9
6.2	Notice of calls	9
6.3	Difference in terms of issue as to calls	10
6.4	Fixed payments deemed calls	10
6.5	Interest on sums not paid	10
6.6	Payment of calls	10
6.7	Proof of calls	10
6.8	Prepayment of calls	10

7.	Forfeiture of Shares	11
7.1	Forfeiture upon non-payment of calls	11
7.2	Evidence of forfeiture	11
7.3	Effect of forfeiture	11
7.4	Sale of forfeited Share	11
7.5	Proceeds of sale	12
7.6	Redemption of forfeited Shares	12
7.7	Surrender of Shares	12

8.	Transfer of Shares	12
8.1	Transfer document	12
8.2	Registration procedure	13
8.3	Registration of transfer	13
8.4	Restrictions on transfer	13
8.5	Notice of refusal to register	13
8.6	Transfer not complete until name entered in the Register	14
8.7	More than 3 persons registered	14

9.	Transmission of Shares	14
9.1	Death of a Member	14
9.2	Transmission on death or bankruptcy	14
9.3	Election as to registration on transmission	14

10.	Alteration of capital	15
10.1	Company’s power to alter capital	15
10.2	Reduction of capital	15
10.3	Power to buy Shares	15

11.	Variation or cancellation of rights	15
11.1	Variation or cancellation of rights of class of Shares	15
11.2	No consent or sanction required for redemption	16
11.3	No variation by issue of further Shares ranking equally	16

12.	Restricted Securities	16

13.	Proportional takeover bids	16
13.1	Definitions	16
13.2	Prohibition on registration of transfer unless takeover scheme approved	17
13.3	Approving resolution	17
13.4	Entitlement to vote on approving resolution	17
13.5	Bidder and associates not entitled to vote	17
13.6	Approving resolution passed	17

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13.7	General meeting provisions to apply	17
13.8	Meeting to be held before approving resolution deadline	17
13.9	Notice as to whether approving resolution is passed	18
13.10	Approving resolution deemed to have been passed	18
13.11	Effect of this clause	18

14.	Unmarketable parcels	18
14.1	Definitions	18
14.2	Notice to Unmarketable Parcel Holder	19
14.3	Revocation or withdrawal of notice	19
14.4	Sale of Unmarketable Parcels	19
14.5	Company may not sell below Authorised Price	19
14.6	Company to pay all costs	19
14.7	Title of purchaser of Unmarketable Parcel	20
14.8	Remedy of Unmarketable Parcel Holder	20
14.9	Evidence of sale in accordance with this clause	20
14.10	Receipt of proceeds of sale	20
14.11	Company to deal with proceeds of sale	20
14.12	Overriding effect of this clause	21
14.13	Clause ceases to have effect following announcement of takeover bid or takeover announcement	21
14.14	Clause may be invoked only once in any 12 Month period	21

15.	General meetings	21
15.1	Annual general meetings	21
15.2	General meetings	21
15.3	Members may requisition meeting	22
15.4	Notice of general meeting	22
15.5	Contents of notice of general meeting	22
15.6	Omission to give notice	22

16.	Proceedings at general meeting	23
16.1	Member deemed to be present	23
16.2	Attorney of Member	23
16.3	Representative of body corporate	23
16.4	Quorum for general meeting	23
16.5	No quorum	23
16.6	Chairman of general meeting	24
16.7	Powers of chairman	24
16.8	Adjournment of general meeting	24
16.9	Notice of adjourned meeting	24

17.	Voting	24
17.1	Resolution determined by majority	24
17.2	Casting vote of chairman	24
17.3	Method of voting	25
17.4	Demand for poll	25
17.5	Conduct of poll	25
17.6	Votes	25
17.7	Voting if call unpaid on Shares	25
17.8	Voting by joint holders	26
17.9	Voting by transmittee	26

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17.10	Voting by Member of unsound mind	26
17.11	Voting exclusions	26
17.12	Ruling on entitlements and votes	27

18.	Proxies	27
18.1	Instrument appointing proxy	27
18.2	Deposit of proxy with company	27
18.3	Presence of Member	27
18.4	Validity of vote given in accordance with proxy	27
18.5	Form of proxy	28

19.	Directors	28
19.1	Number of Directors	28
19.2	No Share qualification	28
19.3	Election of Directors by company	28
19.4	Directors may fill casual vacancies or appoint additional Directors28
19.5	Eligibility for election as a Director	28
19.6	Alternate Director	29
19.7	Auditor cannot be Director	30

20.	Director’s tenure of office	30
20.1	Directors’ tenure of office	30
20.2	Retirement by rotation	30
20.3	Retiring Director eligible for re-election	30
20.4	Removal of Director by the Company	30
20.5	Vacation of office	30

21.	Director’s remuneration	31
21.1	Remuneration for non-executive directors	31
21.2	Additional remuneration for extra services	31
21.3	Remuneration to be in accordance with Listing Rules	31
21.4	Expenses of Directors	32

22.	Director’s contracts	32
22.1	Directors not disqualified from holding office or contracting with Company	32
22.2	Director can act in professional capacity	32
22.3	Director not to vote on contract in which it has a material personal interest	32
22.4	Directors to declare interest	33
22.5	Directors to declare potential conflicts	33
22.6	Secretary to record declarations of Directors	33

23.	Powers of Directors	33
23.1	Powers of Directors	33
23.2	Powers to borrow or raise money	33
23.3	Directors may vote Shares in other corporations	34
23.4	Agent or attorney	34
23.5	Sub-delegation of powers	34

24.	Executive directors	34
24.1	Managing director	34
24.2	Directors may confer powers on executive directors	34

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24.3	Remuneration of executive directors	35

25.	Proceedings of Directors	35
25.1	Board meetings	35
25.2	Director to be regarded as present at meeting	35
25.3	Place of meeting	35
25.4	Convening of Directors meeting	35
25.5	Notice of meeting	35
25.6	Directors may act notwithstanding vacancy	36
25.7	Quorum for Board meetings	36
25.8	Meeting competent to exercise all powers	36
25.9	Chairman of Board meetings	36
25.10	Documents tabled at meeting	36
25.11	Questions to be decided by majority	36
25.12	Resolution in writing	36
25.13	Resolution passed deemed to be determination of Board	37
25.14	Committee powers and meetings	37
25.15	Validity of acts of Directors	37

26.	Secretary	37

27.	Minutes and registers to be kept	37
27.1	Minutes	37
27.2	Minutes to be signed by chairman	38
27.3	Registers	38
27.4	Branch registers	38

28.	The Seal	38
28.1	Use of common seal	38
28.2	Duplicate seals	39
28.3	Share seal	39
28.4	Affixing the Share seal	39

29.	Negotiable instruments	39

30.	Reserves	39
30.1	Reserves	39
30.2	Carry forward of profits	40
30.3	Revaluation of assets	40

31.	Dividends	40
31.1	Power to determine and declare dividends vested in Directors	40
31.2	Apportionment of dividends	40
31.3	Dividends only payable out of profits	40
31.4	Dividend payable by distribution of assets	40
31.5	Dividends may be payable in foreign currency	41
31.6	No interest payable on dividends	41
31.7	Directors may retain certain dividends	41
31.8	Directors may deduct from dividends money payable to Company41
31.9	Payment of dividends	41
31.10	Unclaimed dividends	41
31.11	Dividend Reinvestment Plan	42

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31.12	Amendment of Dividend Reinvestment Plan	42

32.	Capitalisation of profits	42
32.1	Capitalisation of profits	42
32.2	Directors powers in relation to capitalisation of profits	42

33.	Financial statements	43
33.1	Financial records	43
33.2	Financial, Director’s and auditor’s reports to be laid before annual general meeting	43
33.3	Financial statements and reports	43

34.	Audit	43
34.1	Auditors	43
34.2	Financial statements to be audited	43
34.3	Approval of financial statements	43
34.4	Register to be audited	44

35.	Inspection of records	44

36.	Notices	44
36.1	Service of notices by Company	44
36.2	Posting notices to overseas Members	44
36.3	Notices to joint holders	44
36.4	Notice deemed to be served	44
36.5	Service by post	45
36.6	Notices to Members whose whereabouts unknown	45
36.7	Notices binding on transferees	45
36.8	Notice to deceased or bankrupt Members	45
36.9	Signing of notices	45
36.10	Counting of days	46

37.	Winding up	46
37.1	Distribution of surplus assets	46
37.2	Fee or commission paid to liquidator to be approved in general meeting	46
37.3	Distribution in specie	46

38.	Indemnity and insurance	46
38.1	Indemnity	46
38.2	Insurance	47

- vii -

Corporations Act 2001

A Company Limited by Shares

Constitution

of

Beroni Group Limited

ACN 613 077 526

1.	Preliminary

1.1	Definitions

In this Constitution, unless the context otherwise requires:

“Act” means the Corporations Act 2001;

“Approved Exchange” means National Stock Exchange of Australia Limited, or SIM Venture Securities Exchange or any other licenced Securities Exchange approved by the Board.

“Board” means the Directors acting as a Board of Directors;

“CHESS” means the Clearing House Electronic Sub-register System established and operated by ASX Settlement Pty Ltd;

“CHESS approved securities” means securities approved by ASX Settlement Pty Ltd in accordance with the ASX Settlement Business Rules;

“Company” means Beroni Group Limited (ACN 613 077 526);

“Constitution” means the constitution of the Company for the time being in force;

“Directors” means the directors of the Company from time to time;

“Financial Year” has the meaning given to the term “financial year” in the Act;

“Listing Rules” means the Listing Rules of the Approved Exchange and any other rules of the Approved Exchange which apply while the Company is admitted to the Official List, each rule as amended or replaced from time to time, except to the extent of any express written waiver by the Approved Exchange;

“Member” means a person who is entered in the Register as the holder of Shares in the capital of the Company;

“Month” means calendar month;

“Office” means the registered office for the time being of the Company;

“Official List” has the same meaning given to the term “official list” in the Listing Rules;

“Register” means the registers and/or subregisters of Members to be kept pursuant to the Act and the Listing Rules;

“Related Body Corporate” has the same meaning given to the term “related body corporate” in the Act;

“Resolution” means a resolution other than a Special Resolution;

“Restricted Securities” has the same meaning given to it in the Listing Rules;

“ASX Settlement” means ASX Settlement Pty Limited an approved Clearing and Settlement facility under the Act;

“ASX Settlement Business Rules” means the business rules of ASX Settlement from time to time;

“Seal” means the common seal of the Company (if any) or, where appropriate, the duplicate seal or the official seal;

“Secretary” means a person appointed as secretary of the Company and also includes any person appointed to perform the duties of secretary on a temporary basis and any duly appointed assistant secretary;

“Shares” means shares in the capital of the Company; and

“Special Resolution” has the same meaning given to the term “special resolution” in the Act.

1.2	Corporations Act and Listing Rules definitions

In this Constitution, unless the context otherwise requires, an expression defined in, or given a meaning for the purposes of, the Act or the Listing Rules, has the same definition or meaning in this Constitution to the extent it relates to the same matter for which it is defined or given a meaning in the Act or the Listing Rules.

1.3	Interpretation

In this Constitution, unless the context otherwise requires:

(a)	a reference to:

(i)	the singular includes the plural and vice versa;

(ii)	a gender includes every gender;

(iii)	the Act, any section, regulation or schedule of the Act or any other legislation is a reference to that law as amended, consolidated, supplemented or replaced;

(iv)	“in writing” or “written” includes printing, lithography, photography and other means of representing or reproducing words in a visible form;.

(v)	“paid up” or “paid” includes credited as paid up or paid;

(vi)	“dividend” includes bonus;

(vii)	any person includes a reference to any individual, company, body corporate, association, partnership, firm, joint venture, trust or government agency;

(viii)	the word “including” or “includes” means “including but not limited to” or “including without limitation”; and

(b)	headings are for convenience only and must be ignored in interpreting this Constitution.

1.4	Replaceable rules not to apply

To the maximum extent permitted by the Act, the provisions of the Act that apply as replaceable rules do not apply to the Company.

1.5	Constitution subject to the Act

This Constitution is subject to the Act and where there is any inconsistency between a clause of this Constitution and the Act, the Act prevails to the extent of the inconsistency.

1.6	Listing Rules and ASX Settlement Business Rules only to have effect if Company is listed

In this Constitution, a reference to the Listing Rules or ASX Settlement Business Rules is to have effect only if at the relevant time the Company is admitted to the Official List and is otherwise to be disregarded.

1.7	Constitution subject to Listing Rules if Company is listed

If the Company is admitted to the Official List, the following clauses apply:

(a)	Despite anything contained in this Constitution, if the Listing Rules prohibit an act being done, the act must not be done.

(b)	Nothing contained in this Constitution prevents an act being done that the Listing Rules requires to be done.

(c)	If the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be).

(d)	If the Listing Rules require this Constitution to contain a provision and it does not contain that provision, is deemed to contain that provision.

(e)	If the Listing Rules require this Constitution not to contain a provision and it contains that provision, this Constitution is deemed not to contain that provision.

(f)	If any provision of this Constitution is or becomes inconsistent with the Listing Rules, this Constitution is deemed not to contain that provision to the extent of the inconsistency.

2.	Share Capital

2.1	Allotment and issue of Shares under control of Directors

The allotment and issue of Shares is under the control of the Directors. Subject to the Act and the Listing Rules, the Directors:

(a)	may allot, issue or otherwise dispose of Shares to any persons, on any terms and conditions, at that issue price and at those times as the Directors think fit;

(b)	have full power to give any person a call or option over any Shares during any time and for any consideration as the Directors think fit; and

(c)	may issue Shares with any preferential, deferred or special rights, privileges or conditions or with any restrictions (whether in regard to dividend, voting, return of Share capital or otherwise) as the Directors determine.

2.2	Company may issue preference Shares

The Company may not issue any preference Shares unless the rights and restrictions attaching to those preference Shares are set out in this Constitution or in a Special Resolution.

2.3	Redeemable preference Shares

The Company may issue preference Shares which are, or at the option of the Company are to be, liable to be redeemed. The terms upon which and the manner in which any redemption is to be effected must, if permitted by law, be specified in the conditions of issue of the preference Shares.

2.4	Rights of holders of preference Shares

All preference Shares issued by the Company confer on the holders of those preference Shares:

(a)	the same rights as holders of ordinary Shares to receive notices, reports and accounts and to attend general meetings of the Company; and

(b)	the right to vote in each of the following circumstances and in no others:

(i)	during a period during which a dividend (or part of a dividend) for the Share is in arrears;

(ii)	on a proposal to reduce the Company’s Share capital;

(iii)	on a Resolution to approve the terms of a buy-back agreement;

(iv)	on a proposal that affects rights attached to the Share;

(v)	on a proposal to wind up the Company;

(vi)	on a proposal for the disposal of the whole of the Company’s property, business and undertaking; and

(vii)	during the winding up of the Company.

2.5	Interest on share capital

The Company is authorised to pay interest on share capital in the circumstances and on the conditions provided for in the Act.

2.6	Brokerage or commission

Subject to the provisions and restrictions contained in the Act and the Listing Rules, the Company may pay brokerage or commission to any person in consideration of the person subscribing or agreeing to subscribe (whether absolutely or conditionally) for any Shares in the Company or for procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares in the Company. Any brokerage or commission may be paid or satisfied in cash, Shares, debentures or debenture stock of the Company or otherwise.

2.7	Joint Holders

Where 2 or more persons are registered as the holders of any Share, they are deemed to hold the Share as joint tenants with benefits of survivorship, subject to the following provisions:

(a)	the joint holders are jointly and severally liable for all payments (including calls and instalments) which are to be made for the Share;

(b)	on the death of any joint holder, the survivor or survivors are the only person or persons recognised by the Company as having any title to the Share, but the Directors may require evidence of death;

(c)	any 1 joint holder may give a valid receipt for any dividend, bonus or return of capital payable to the joint holders; and

(d)	delivery of a notice or a certificate for a Share to any joint holder is sufficient delivery to all the joint holders.

2.8	Recognition of trusts or other interests

Subject to the provisions of the Act, the Company is entitled to treat the registered holder of any Shares as the absolute owner of those Shares and, accordingly, the Company is not bound to recognise (whether or not it has notice):

(a)	a person as holding a Share upon any trust; or

(b)	any equitable, contingent, future or partial interest in any Share or unit of a Share.

3.	Certificates

3.1	Certificated holdings

The provisions of this clause 3 apply only to the extent that the Company is required by the Act, the Listing Rules or the ASX Settlement Business Rules to issue certificates for Shares or other marketable securities of the Company, and then only for those Shares or other marketable securities for which certificates are required to be issued.

3.2	Issue of certificates

Subject to this Constitution, where the Company is required by the Act, the Listing Rules or the ASX Settlement Business Rules to issue certificates for Shares or other marketable securities of the Company, the certificates must be issued under the Seal and in accordance with the Act, the Listing Rules and ASX Settlement Business Rules and must include all information required by the Act, the Listing Rules and ASX Settlement Business Rules.

3.3	Entitlement of Member to certificate

Subject to this Constitution, every Member is entitled free of charge to 1 certificate for each class of Shares or other marketable securities registered in its name or to several certificates each for a reasonable proportion of those Shares or marketable securities.

3.4	Certificate for joint holders

Where Shares or other marketable securities are registered in the names of 2 or more persons, only 1 certificate is required to be issued for each class of those Shares or marketable securities.

3.5	Cancellation of certificate on transfer

(a)	Subject to this Constitution, on every application to register the transfer of any Shares or other marketable securities or to register any person as a Member in respect of any Shares or other marketable securities which may have been transmitted to that person by operation of law, the certificate for those Shares or other marketable securities must be delivered up to the Company for cancellation and a new certificate in similar form specifying the Shares or other marketable securities transferred or transmitted must be delivered to the transferee or transmittee within 5 business days after the day of lodgment with the Company of the registrable transfer or transmission notice.

(b)	If registration is required for some only of the Shares or other marketable securities specified on the certificate delivered up to the Company, a new certificate specifying the Shares or other marketable securities remaining untransferred or untransmitted must be delivered to the transferor.

3.6	Replacement of certificates

(a)	The Company must issue a replacement certificate:

(i)	if the certificate is worn out or defaced, upon production of the certificate to the Company to be replaced and cancelled; or

(ii)	if the certificate is lost or destroyed, upon the Company being furnished with:

(A)	evidence that the certificate has been lost or destroyed, and has not been disposed of or pledged, as is required by the Act;

(B)	an undertaking to return the certificate, if found, as required by the Act; and

(C)	if the Directors consider it necessary, a bond or indemnity as the Act authorises the Directors to require.

(b)	All replacement certificates must be issued within 5 business days after the Company receives the original certificate or evidence of loss or destruction.

4.	CHESS

4.1	Participation in CHESS

(a)	The Board may at any time resolve that the Company will participate in CHESS.

(b)	This clause 4 will apply if the Company is granted participation in CHESS.

4.2	Compliance with ASX Settlement Business Rules

The Company must comply with the ASX Settlement Business Rules if any of its securities are CHESS approved securities. In particular the Company must comply with the requirements of the ASX Settlement Business Rules and Listing Rules regarding the maintenance of registers, the issuing of holding statements and transfers in relation to its CHESS approved securities.

4.3	Registers

If the Company’s securities are CHESS approved securities, in addition to the CHESS subregister, it must provide for an issuer sponsored subregister, or a certificated subregister, or both (at least if the Company has Restricted Securities on issue).

4.4	No interference with proper ASX Settlement transfer

The Company must not in any way prevent, delay or interfere with the generation or registration of a proper ASX Settlement transfer or the registration of a paper-based transfer in registrable form (which satisfies the requirements of clause 8), except as permitted by clause 8.4, the Listing Rules or ASX Settlement Business Rules.

5.	Lien

5.1	Lien

(a)	The Company has a first and paramount lien on every Share for:

(i)	unpaid calls and instalments on those Shares;

(ii)	if the Shares were acquired under an employee incentive scheme, any amount owing to the Company for acquiring those Shares; and

(iii)	any amount the Company is required by law to pay (and has paid) in respect of the Share of a Member or deceased Member.

(b)	A lien extends to reasonable interest at any rates the Directors may determine, and expenses incurred because the amount is not paid.

5.2	Extent of lien

The Company’s lien (if any) on a Share extends to all dividends, bonuses and other monies payable for the Share including the proceeds of sale of the Share, and the Company may deduct or set-off against any dividends, bonuses or other monies, any monies due and payable to the Company.

5.3	Exemption from lien

The Directors may at any time declare any Share to be wholly or in part exempt from the provisions of clauses 5.1 and 5.2.

5.4	Sale under lien

The Company may sell any Shares on which the Company has a lien in any manner the Directors think fit provided that no sale may be made:

(a)	unless a sum in respect of which the lien exists is presently payable; and

(b)	until the expiration of 30 days after a notice in writing, stating and demanding payment of the amount which is presently payable, has been given to the registered holder of the Shares or the person entitled to the Shares because of the death or bankruptcy of the registered holder.

5.5	Proceeds of sale of Shares sold under lien

The net proceeds of the sale of Shares sold under lien (after payment of all costs and expenses incurred in selling the Shares) will be received by the Company and applied in payment of that part of the amount for which the lien exists and which is presently payable and any interest on that amount, and the balance (if any) is to be paid to the person registered as the holder of the Shares immediately before the Shares were sold.

5.6	Transfer on sale under lien

(a)	The Company may do all things necessary to give effect to a sale of Shares on which the Company has a lien, including authorising a Director or any other person to:

(i)	execute a transfer of the Shares sold in favour of the purchaser of the Shares; and

(ii)	do all acts and things as are necessary or desirable under the Act, the Listing Rules or ASX Settlement Business Rules to effect a transfer of the Shares sold in favour of the purchaser of the Shares.

(b)	The purchaser is to be registered as the holder of the Shares transferred, and is not bound to see to the application of the purchase money, nor will the purchaser’s title to the Shares be affected by any irregularity or invalidity in connection with the sale.

6.	Calls

6.1	Directors may make calls

The Directors may make calls as they think fit on the Members for all monies unpaid on the Shares held by the Members that are not monies made payable at fixed times by the conditions of allotment. A call will be deemed to have been made when the Resolution of the Directors authorising that call was passed and may be made payable by instalments. The Directors may revoke or postpone a call.

6.2	Notice of calls

The Company must give written notice of a call at least 30 business days before the call is due. The notice must specify the time and place for payment and any other information required by the Listing Rules. The non-receipt of any notice by, or the accidental omission to give notice of any call to, any Member will not invalidate the call.

6.3	Difference in terms of issue as to calls

The Directors may, on the issue of Shares, differentiate between the holders as to the amount of calls to be paid and the time for payment of those calls.

6.4	Fixed payments deemed calls

Any sum which, by the terms of issue of a Share, becomes payable on allotment or at any fixed date, will for the purposes of this Constitution be deemed to be a call duly made and payable on the date on which the sum is payable. In case of non- payment, all the relevant provisions of this Constitution as to payment of interest and expenses, forfeiture or otherwise will apply as if the sum had become payable by virtue of a call duly made and notified.

6.5	Interest on sums not paid

If a sum called in respect of a Share is not paid on or before the date for payment, then that sum will bear interest from the date for payment to the time of actual payment at any rates as the Directors may determine. The Directors may waive payment of interest, either in whole or in part.

6.6	Payment of calls

Each Member must pay the amount of every call made on it at the times and places appointed by the Directors.

6.7	Proof of calls

In any proceeding for the recovery of monies due for any call, it is sufficient and conclusive evidence of the debt if it is proved that:

(a)	the name of the Member sued is entered in the Register as the holder or 1 of the holders of the Shares in respect of which the call was made;

(b)	the Resolution making the call was recorded in the minute book; and

(c)	notice of the call was given to the Member sued in accordance with this Constitution.

6.8	Prepayment of calls

The Directors may, if they think fit, receive from any Member willing to advance it, all or any part of the amount unpaid upon the Shares held by it beyond the sums actually called up. The Directors may then either:

(a)	if the Member so requests, make a call on the Member for the amount advanced, pro rata in respect of all Shares held by that Member on which monies remain unpaid or on any other basis as agreed between that Member and the Directors; or

(b)	authorise payment by the Company of interest on the whole or any part of the amount so received until the amount becomes due or is repaid at the rate agreed between the Member paying the sum in advance and the Directors. The Directors may at any time authorise repayment of the whole or any part of the amount paid in advance upon giving to the Member 1 Month’s notice of the date for repayment.

7.	Forfeiture of Shares

7.1	Forfeiture upon non-payment of calls

Unless the Directors otherwise determine, any Share upon which a call is unpaid at the expiration of 14 days after the day for its payment will be absolutely forfeited without any Resolution of the Directors or other proceeding. Subject to the Act and the Listing Rules, the Directors may then proceed to cancel or sell the forfeited Shares.

7.2	Evidence of forfeiture

A statement in writing declaring that the person making the statement is a Director or Secretary of the Company and that a Share in the Company has been forfeited on a date stated in the statement, is conclusive evidence of the facts stated in the statement as against all persons claiming to be entitled to the Share.

7.3	Effect of forfeiture

Upon forfeiture of a Share:

(a)	the person whose Share is forfeited will cease to be a Member in respect of the forfeited Share;

(b)	that person will lose all entitlements to dividends declared in respect of the forfeited Share and not actually paid; and

(c)	that person remains liable to pay to the Company all money which, at the date of forfeiture, was payable by it to the Company in respect of the forfeited Share together with interest on that amount from the date of forfeiture until payment at the rate determined by the Directors. The Directors are under no obligation to enforce payment.

7.4	Sale of forfeited Share

(a)	If the Directors determine to sell any forfeited Shares, the Company may dispose of any forfeited Shares on any terms and in any manner as the Directors determine, and in accordance with any applicable requirements of the Act and the Listing Rules.

(b)	The Company may do all things necessary to give effect to the sale of the forfeited Shares, including authorising a Director or any other person to:

(i)	execute a transfer of the Shares sold in favour of the purchaser of the Shares; and

(ii)	do all acts and things as are necessary or desirable under the Act, the Listing Rules or ASX Settlement Business Rules, to effect a transfer and to enable the forfeited Shares to be disposed of.

(c)	The transferee of the forfeited Shares is not bound to see to the application of any money paid as consideration. The title of the transferee to the Shares is not affected by any irregularity or invalidity in connection with the forfeiture, sale or disposal of the Shares.

7.5	Proceeds of sale

The proceeds of sale of any forfeited Shares received by the Company must be applied in payment of:

(a)	first, the expenses of the sale;

(b)	second, any expenses necessarily incurred in connection with the forfeiture, including any interest accrued;

(c)	third, the calls then due and unpaid; and

(d)	the balance (if any) must be paid to the Member whose Shares have been sold within 5 business days of receipt by the Company of the proceeds of sale.

7.6	Redemption of forfeited Shares

A Share belonging to a person which has been forfeited may be redeemed at any time up to, but not including, the day on which the Share is intended to be sold, by payment to the Company of all calls due on the Share and any other costs and expenses which may be permitted by the Act and the Listing Rules, and on payment the person is entitled to the Share as if the forfeiture had not occurred.

7.7	Surrender of Shares

The Directors may accept the surrender of any Share which they are entitled to forfeit on any terms they think fit and any Share so surrendered may be disposed of in the same manner as a forfeited Share.

8.	Transfer of Shares

8.1	Transfer document

Subject to this Constitution, the Act, the Listing Rules and ASX Settlement Business Rules a Member may transfer all or any Shares by a transfer document duly stamped (if necessary) and delivered to the Company. The transfer document must be in writing in the usual or common form or in any other form as the Directors may from time to time prescribe or, in particular circumstances, agree to accept and must signed by or on behalf of the transferor or as otherwise permitted by the Act.

8.2	Registration procedure

Subject to this Constitution, the Act, the Listing Rules and ASX Settlement Business Rules every transfer document must be delivered to the Company accompanied by the certificate for the Shares to be transferred and any other evidence the Directors may require to prove the title of the transferor or its right to transfer the Shares. All transfer documents that are registered must be retained by the Company but any transfer document which the Directors refuse to register must (except in the case of fraud or suspected fraud) be returned on demand to the person who deposited that document.

8.3	Registration of transfer

Subject to clause 8.4, the Company must register each registrable paper-based transfer of Shares which complies with clauses 8.1 and 8.2, the Act and the Listing Rules and must do so without charge.

8.4	Restrictions on transfer

Except as otherwise provided for in the Listing Rules and ASX Settlement Business Rules, the Directors may in their absolute discretion ask ASX Settlement to apply a holding lock to prevent a proper ASX Settlement transfer, or refuse to register a paper-based transfer, of a Share where:

(a)	the Company has a lien on the Shares the subject of the transfer;

(b)	the Company is served with a court order that restricts a Member’s capacity to transfer the Shares;

(c)	registration of the transfer may break an Australian law and the Approved Exchange has agreed in writing to the application of a holding lock (which must not breach a ASX Settlement Business Rule) or that the Company may refuse to register a transfer;

(d)	during the escrow period of Restricted Securities;

(e)	if the transfer is paper-based, either a law related to stamp duty prohibits the Company from registering it or the Company is otherwise allowed to refuse to register it under the Listing Rules; or

(f)	the transfer does not comply with the terms of any employee incentive scheme of the Company.

8.5	Notice of refusal to register

(a)	If the Company refuses to register a paper-based transfer under clause 8.4, it must tell the lodging party in writing of the refusal and the reason for it, within 5 business days after the date on which the transfer was lodged.

(b)	If the Company asks ASX Settlement to apply a holding lock under clause 8.4, it must tell the holder of the Shares in writing of the holding lock and reason for it, within 5 business days after the date in which it asked for the holding lock.

8.6	Transfer not complete until name entered in the Register

Subject to the ASX Settlement Business Rules, the transferor of a Share remains the holder of the Share until the name of the transferee is entered in the Register in respect of that Share.

8.7	More than 3 persons registered

If more than 3 persons are noted in the Register as holders of securities of the Company, or a request is made to register more than 3 persons then (except in the case of executors or trustees or administrators of a deceased Member), the first 3 persons named in the Register or the request (as the case may be) are deemed to be the holders of those securities and no other persons will be regarded by the Company as a holder of those securities for any purpose whatsoever.

9.	Transmission of Shares

9.1	Death of a Member

In the event of the death of a Member:

(a)	where the Member was a joint holder of any Shares, the surviving joint holder (or holders) is (or are) the only person (or persons) recognised by the Company as having any title to or interest in those Shares; and

(b)	the legal personal representatives of the Member (not being 1 of 2 or more joint holders) are the only persons recognised by the Company as having any title to or interest in the Shares registered in its name.

9.2	Transmission on death or bankruptcy

Any person becoming entitled to a Share as a consequence of the death or bankruptcy of a Member or otherwise by operation of law may, upon production of any evidence of its entitlement which the Directors may require, elect either to be registered itself as holder of the Share or to have some person nominated by it registered as the transferee of that Share.

9.3	Election as to registration on transmission

If the person becoming entitled to a Share elects to be registered itself, it must deliver or send to the Company a notice in writing signed by it stating that it so elects. If the person becoming entitled to a Share elects to have another person registered, it must effect a transfer of the Share in favour of that person. All the limitations, restrictions and provisions of this Constitution relating to the right to transfer, the form of transfer and the registration of transfers of Shares will be applicable to any notices or transfers.

10.	Alteration of capital

10.1	Company’s power to alter capital

The Company may, by Resolution passed at a general meeting:

(a)	consolidate all or any of its Shares into Shares of a larger amount;

(b)	subdivide its Shares or any of them into Shares of a smaller amount, but so that in the subdivision the proportion between the amount paid and the amount (if any) unpaid on each subdivided Share is the same as it was for the Share from which the subdivided Share is derived; or

(c)	cancel Shares which have been forfeited, subject to the requirements of the Listing Rules.

10.2	Reduction of capital

Subject to the Act and the Listing Rules, the Company may reduce its capital in any manner.

10.3	Power to buy Shares

The Company may, in accordance with the Act and the Listing Rules, buy its own Shares on any terms and conditions determined by the Directors.

11.	Variation or cancellation of rights

11.1	Variation or cancellation of rights of class of Shares

Subject to the Act and the Listing Rules, all or any of the rights and privileges attached to any class of Shares (unless otherwise provided by the terms of issue of the Shares of that class) may be varied or cancelled with the consent in writing of the holders of at least 75% of the Shares issued in that class or with the sanction of a Special Resolution passed at a meeting of holders of the Shares of that class. In relation to any meeting to approve that Resolution:

(a)	the necessary quorum is the holders present personally or by proxy attorney or representative and entitled to vote in respect of at least 5% of the issued Shares of the class; and

(b)	the provisions contained in this Constitution relating to notice of meetings, the appointment of a chairman and of proxies, attorneys and representatives, the depositing and form and validity of proxies and the conduct of general meetings will otherwise apply to any meeting of a class.

11.2	No consent or sanction required for redemption

A consent or sanction referred to in clause 11.1 is not required for the redemption of any Shares or any other variation of rights attaching to any Shares where that redemption or variation is in accordance with the terms of issue of those Shares.

11.3	No variation by issue of further Shares ranking equally

The rights conferred upon the holders of the Shares of any class is not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking equally in respect of those rights.

12.	Restricted Securities

The Company must comply in all respects with the requirements of the Listing Rules relating to Restricted Securities. Notwithstanding any other provisions of this Constitution:

(a)	Restricted Securities cannot be disposed of (as the term “disposed” is defined in the Listing Rules) during the escrow period for those Restricted Securities, except as permitted by the Listing Rules or the APPROVED EXCHANGE;

(b)	the Company must refuse to acknowledge a disposal (including registering a transfer) of Restricted Securities during the escrow period for any Restricted Securities except as permitted by the Listing Rules or the APPROVED EXCHANGE; and

(c)	during a breach of the Listing Rules relating to Restricted Securities, or a breach of a restriction agreement, the holder of the Restricted Securities is not entitled to any dividend or distribution, or voting rights, in respect of the Restricted Securities.

13.	Proportional takeover bids

13.1	Definitions

In this clause:

“approving resolution” has the same meaning as in section 648D(1) of the Act;

“approving resolution deadline” has the meaning specified in section 648D(2) of the Act;

“associate” has the meaning specified in section 9 of the Act;

“proportional takeover bid” has the meaning specified in section 9 of the Act;

13.2	Prohibition on registration of transfer unless takeover scheme approved

Where an offer has been made under a proportional takeover bid in respect of Shares included in a class of Shares in the Company the registration of a transfer giving effect to a contract resulting from the acceptance of an offer made under the proportional takeover bid is prohibited unless and until an approving resolution to approve the proportional takeover bid is passed in accordance with the provisions of this Constitution.

13.3	Approving resolution

An approving resolution is to be voted on at a meeting, convened and conducted by the Company of the persons entitled to vote on the approving resolution under section 648D(1)(b) of the Act.

13.4	Entitlement to vote on approving resolution

A person (other than the bidder or an associate of the bidder) who, as at the end of the day on which the first offer under the proportional takeover bid was made, held Shares included in that class is entitled to vote on an approving resolution and, for the purposes of so voting, is entitled to 1 vote for each of those Shares.

13.5	Bidder and associates not entitled to vote

The bidder or an associate of the bidder is not entitled to vote on an approving resolution.

13.6	Approving resolution passed

An approving resolution is taken to have been passed if the proportion that the number of votes in favour of the resolution bears to the total number of votes on the Resolution is greater than 50%, and otherwise is taken to have been rejected.

13.7	General meeting provisions to apply

The provisions of this Constitution that apply to a general meeting of the Company apply, with any modifications as the circumstances require, to a meeting that is convened pursuant to this clause and apply as if that meeting was a general meeting of the Company.

13.8	Meeting to be held before approving resolution deadline

Where takeover offers have been made under a proportional takeover bid, then the Directors of the Company must ensure that a Resolution to approve the proportional takeover bid is voted on in accordance with this clause before the approving resolution deadline in relation to the proportional takeover bid.

13.9	Notice as to whether approving resolution is passed

Where an approving resolution to approve a proportional takeover bid is voted on, in accordance with this clause, before the approving resolution deadline in relation to the proportional takeover bid, the Company must, on or before the approving resolution deadline:

(a)	give to the bidder; and

(b)	serve on the APPROVED EXCHANGE,

a notice in writing stating that an approving resolution to approve the proportional takeover bid has been voted on and that the approving resolution has been passed, or has been rejected, as the case requires.

13.10	Approving resolution deemed to have been passed

Where, as at the end of the day before the approving resolution deadline in relation to a proportional takeover bid under which offers have been made, no Resolution to approve the proportional takeover bid has been voted on in accordance with this clause, an approving resolution to approve the proportional takeover bid is, for the purposes of this clause, be deemed to have been passed in accordance with this clause.

13.11	Effect of this clause

This clause ceases to have effect on the third anniversary of the date of its adoption or of its most recent renewal.

14.	Unmarketable parcels

14.1	Definitions

In this clause:

“Authorised Price” means the price per Share equal to the average of the last sale price of the Shares of the Company quoted on the Approved Exchange for each of the 10 trading days immediately preceding the date of any offer to purchase Unmarketable Parcels accepted by the Company pursuant to this clause;

“Effective Date” means the date immediately following the expiry of the period referred to in the notice given by the Company to Unmarketable Parcel Holders in accordance with this clause;

“Marketable Parcel” means a number of Shares equal to a marketable parcel as defined in the Listing Rules, calculated on the day before the Company gives notice under clause 14.2;

“Unmarketable Parcel” means a number of Shares which is less than a Marketable Parcel; and

“Unmarketable Parcel Holder” means a Member holding less than a Marketable Parcel.

14.2	Notice to Unmarketable Parcel Holder

The Company may give written notice to an Unmarketable Parcel Holder advising of the Company’s intention to sell its Unmarketable Parcel under this clause, unless the Unmarketable Parcel Holder, within 6 weeks from the date the notice is sent by the Company, gives written notice to the Company that it wishes to retain its Shares in which case the provisions of this clause will not apply to the Shares held by that Unmarketable Parcel Holder.

14.3	Revocation or withdrawal of notice

If an Unmarketable Parcel Holder has given written notice to the Company that it wishes its Shares to be exempted from this clause, it may at any time prior to the Effective Date revoke or withdraw that notice and the provisions of this clause will then apply to the Shares held by that Unmarketable Parcel Holder.

14.4	Sale of Unmarketable Parcels

Subject to clause 14.2, on and from the Effective Date, the Company may sell or otherwise dispose of the Shares held by each Unmarketable Parcel Holder on any terms and in that manner and at those times that the Directors determine. For the purpose of selling or disposing of those Shares, each Unmarketable Parcel Holder irrevocably:

(a)	appoints the Company as its agent to sell all the Shares held by it at a price not less than the Authorised Price;

(b)	appoints the Company and each Director and Secretary from time to time jointly and severally as its attorney in its name and on its behalf to effect a transfer document for its Shares and to otherwise act to effect a transfer of its Shares;

(c)	appoints the Company as its agent to deal with the proceeds of sale of those Shares in accordance with this clause.

14.5	Company may not sell below Authorised Price

The Company may only sell the Shares of an Unmarketable Parcel Holder if the Company has received offers for all the Shares constituting Unmarketable Parcels at the same price, which may not be less than the Authorised Price.

14.6	Company to pay all costs

The Company will pay all costs and expenses of the sale and disposal of Unmarketable Parcels under this clause.

14.7	Title of purchaser of Unmarketable Parcel

Once the name of the purchaser of the Shares sold or disposed of in accordance with this clause is entered in the Register for those Shares, the title of the purchaser to those Shares is not affected by any irregularity or invalidity in connection with the sale or disposal of those Shares and the validity of the sale may not be impeached by any person.

14.8	Remedy of Unmarketable Parcel Holder

The remedy of any Unmarketable Parcel Holder who is aggrieved by the sale or disposal of its Shares under this clause is limited to a right of action in damages against the Company to the exclusion of any other right, remedy or relief against any other person.

14.9	Evidence of sale in accordance with this clause

A statement in writing declaring that the person making the statement is a Director or Secretary of the Company and that the Shares of an Unmarketable Parcel Holder have been dealt with in accordance with this clause, is conclusive evidence of the facts stated in the statement as against all persons claiming to be entitled to those Shares.

14.10	Receipt of proceeds of sale

The receipt by the Company of the proceeds of sale of the Shares of an Unmarketable Parcel Holder is a good discharge to the purchaser of all liability in respect of the purchase of those Shares and the purchaser will not be bound to see to the application of the money paid as consideration.

14.11	Company to deal with proceeds of sale

The Company will receive the proceeds of sale of the Shares of each Unmarketable Parcel Holder and will deal with those proceeds as follows:

(a)	the proceeds must be paid into a separate bank account opened and maintained by the Company for that purpose;

(b)	the proceeds must be held in trust for the Unmarketable Parcel Holder;

(c)	the Company must, immediately following a receipt of the proceeds, notify the Unmarketable Parcel Holder in writing that the proceeds of the sale of those Shares have been received by the Company and are being held by the Company pending receipt of the certificate for the Shares sold or disposed of and seeking instructions from the Unmarketable Parcel Holder as to how the proceeds are to be dealt with;

(d)	the Company must deal with the sale proceeds as instructed by the Unmarketable Parcel Holder on whose behalf they are held if the Member provides to the Company the certificate for those Shares or, if that certificate has been lost or destroyed, a statement and undertaking in accordance with the Act is provided to the Company; and

(e)	if the whereabouts of the Unmarketable Parcel Holder are unknown or no instructions are received from the Unmarketable Parcel Holder within 2 years of the proceeds being received by the Company, the Company may deal with those proceeds according to the applicable laws dealing with unclaimed monies.

14.12	Overriding effect of this clause

Subject to clause 14.13 and 14.4, the provisions of this clause 14 have effect despite any other provision of this Constitution.

14.13	Clause ceases to have effect following announcement of takeover bid or takeover announcement

This clause 14 ceases to have effect following the announcement of a takeover bid or takeover announcement but, despite clause 14.14, the procedures set out in this clause may be started again after the close of the bids made under the takeover bid or takeover announcement.

14.14	Clause may be invoked only once in any 12 Month period

The provisions of this clause may be invoked only once in any 12 Month period.

15.	General meetings

15.1	Annual general meetings

Annual general meetings of the Company are to be held in accordance with the Act and the Listing Rules. The business of an annual general meeting is:

(a)	to receive and consider the profit and loss account and balance sheet and the reports of the Directors and of the auditors and the statement of the Directors;

(b)	to elect Directors;

(c)	to appoint the auditor;

(d)	to fix the remuneration of the auditors; and

(e)	to transact any other business which may be properly brought before the meeting.

15.2	General meetings

The Directors may convene a general meeting of the Company whenever they think fit.

15.3	Members may requisition meeting

Members may requisition the holding of a general meeting in accordance with the Act and the Directors must convene a general meeting as soon as practicable after receiving that requisition.

15.4	Notice of general meeting

Notice of every annual general meeting, general meeting or meeting of any class of Members must be given in the manner provided by this Constitution and the Act to the Members and those persons who are otherwise entitled under this Constitution to receive notices.

15.5	Contents of notice of general meeting

Every notice convening a general meeting must include or be accompanied by all information required by the Act and the Listing Rules and must at least:

(a)	set out the place, the day and time for the meeting (and, if the meeting is to be held in 2 or more places, the technology that will be used to facilitate this);

(b)	state the general nature of the business to be transacted at the meeting and any Special Resolution to be proposed;

(c)	include a statement that:

(i)	a Member entitled to attend and vote is entitled to appoint a proxy;

(ii)	a proxy need not be a Member; and

(iii)	a Member who is entitled to cast 2 or more votes may appoint 2 proxies and must specify the proportion or number of votes each proxy is appointed to exercise;

(d)	be accompanied by an instrument of proxy in the form described in this Constitution or in any other form as the Directors may from time to time prescribe or accept; and

(e)	if required by the Listing Rules, include a voting exclusion statement.

15.6	Omission to give notice

Except as prescribed by the Act, the accidental omission to give notice of a meeting to any Member or the non-receipt of notice of a meeting by any Member does not invalidate any of the proceedings at that meeting.

16.	Proceedings at general meeting

16.1	Member deemed to be present

A Member may attend a general meeting at which it is entitled to be present, and is deemed to be present, in any of the following ways:

(a)	in person;

(b)	by attorney;

(c)	by proxy;

(d)	in the case of a Member that is a body corporate, by a representative appointed by section 250D of the Act.

16.2	Attorney of Member

Any Member may appoint an attorney to act on its behalf at all meetings of the Company or all meetings of the Company during a specified period. Before the first meeting at which the attorney acts on the Member’s behalf, a power of attorney must be deposited at the Office or at any place specified in the notice convening that meeting.

16.3	Representative of body corporate

Any Member that is a body corporate may, in accordance with the Act, by Resolution of its Directors authorise any person to act as its representative at any meeting. That representative is then entitled to exercise the same powers as the body corporate appointing the representative could have exercised as a Member, if it were a natural person.

16.4	Quorum for general meeting

No business may be transacted at any general meeting unless a quorum is present at the commencement of the business. A quorum is 3 Members present in person or by attorney or proxy.

16.5	No quorum

If a quorum is not present within 30 minutes after the time appointed for the meeting, any meeting convened on a requisition of Members is dissolved but any other meeting stands adjourned to the same day in the next week at the same time and place or to any other day, time and place as the Directors may appoint by notice to the Members. If at the adjourned meeting a quorum is not present within 30 minutes after the time appointed for the adjourned meeting, then those Members who are present in person are deemed to be a quorum and may transact the business for which the meeting was called.

16.6	Chairman of general meeting

The chairman of the Directors, or, in the chairman’s absence, the deputy chairman (if any) will be entitled to take the chair at every general meeting. If there is no chairman or if at any meeting the chairman is not present within 30 minutes after the time appointed for holding the meeting or if the chairman is unwilling to act, the Directors present may choose a chairman. If the Directors do not choose a chairman, the Members present must choose 1 of the Directors to be chairman, and if no Director is present or willing to take the chair, the Members must choose 1 of the Members to be chairman.

16.7	Powers of chairman

The chairman is responsible for the general conduct of the general meeting. At any general meeting, a declaration by the chairman that a Resolution or Special Resolution has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of proceedings of the Company is conclusive evidence of the fact without proof of the number or proportion of votes recorded in favour of or against that Resolution or Special Resolution.

16.8	Adjournment of general meeting

The chairman of a general meeting may adjourn the meeting from time to time and from place to place, but no business will be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

16.9	Notice of adjourned meeting

If any general meeting is adjourned for more than 1 month, a notice of the adjournment must be given to Members of the Company in the same manner as notice was or ought to have been given of the original meeting.

17.	Voting

17.1	Resolution determined by majority

At a general meeting all Resolutions submitted to the meeting will be decided by a simple majority of votes except where a greater majority is required by this Constitution, the Act or the Listing Rules.

17.2	Casting vote of chairman

In the case of an equality of votes, the chairman will have a casting vote in addition to the vote or votes to which the Chairman may be entitled as a Member, unless the chairman is not entitled for some other reason to cast a vote on the Resolution or if the chairman casts a vote and the Act, the Listing Rules or this Constitution require that no account be taken of the vote, in which case the Resolution is not passed.

17.3	Method of voting

Every Resolution submitted to the meeting, in the first instance, will be determined by a show of hands unless a poll is demanded in accordance with clause 17.4 or the Act either before or on the declaration of the result of the vote on a show of hands.

17.4	Demand for poll

A poll may be demanded on any Resolution by:

(a)	the chairman;

(b)	at least 5 Members present in person or by attorney or proxy or by representative; or

(c)	any 1 or more Members holding Shares conferring not less than 5% of the total voting rights of all Members having the right to vote on the Resolution.

17.5	Conduct of poll

The chairman will decide in each case the manner in which a poll is taken, but in all cases it must ascertain the number of votes attaching to Shares held or represented by persons voting in favour of a Resolution or Special Resolution and the number of votes attaching to Shares held or represented by persons voting against the Resolution. Any dispute as to the admission or rejection of a vote will be determined by the chairman and that determination made in good faith will be final and conclusive.

17.6	Votes

Subject to this Constitution, the Listing Rules and the rights or restrictions on voting which may attach to or be imposed on any class of Shares:

(a)	on a show of hands every Member (including each holder of preference Shares who has a right to vote) present in person or by proxy or attorney or representative will have 1 vote; and

(b)	on a poll every Member (including each holder of preference Shares who has a right to vote) present in person or by proxy, attorney or representative will have 1 vote for each fully paid Share held by that Member and a fraction of a vote for each partly paid Share, equivalent to the proportion which the amount paid (not credited) is of the total amounts paid and payable (excluding amounts credited) for that Share, ignoring any amounts paid in advance of a call.

17.7	Voting if call unpaid on Shares

A Member will not be entitled to vote at any general meeting in respect of Shares held by the Member for which calls or other monies are due and payable to the Company at the time of the meeting. Subject to any restrictions affecting the right of any Member or class of Members to attend any meeting, a Member holding any Shares upon which no calls or other monies are due and payable to the Company is entitled to receive notices and to attend any general meeting and to vote and be reckoned in a quorum despite that monies are then due and payable to the Company by that Member in respect of other Shares held by that Member. Upon a poll, a Member will only be entitled to vote in respect of Shares held by the Member upon which no calls or other monies are due and payable to the Company at the time of the meeting.

17.8	Voting by joint holders

Where there are joint holders of any Share, any joint holder may vote at any meeting either personally or by proxy or attorney or representative in respect of the Shares as if they were solely entitled to those Shares, but if more than 1 joint holder is present at any meeting (whether personally, by proxy or by attorney or by representative) and tenders a vote, only the vote of the joint holder whose name appears first on the register will be counted. Several legal personal representatives of a deceased Member will for the purpose of this clause be deemed to be joint holders of the Shares registered in the name of that Member.

17.9	Voting by transmittee

A person entitled to transmission of a Share under clause 8 who, at least 48 hours before the time notified for a general meeting (or an adjourned meeting), satisfies the Board of its right to that Share, may vote at that general meeting in respect of that Share as if the person were registered as the holder of the Share.

17.10	Voting by Member of unsound mind

If a Member is of unsound mind or is a person whose person or estate is liable to be dealt with in any way under a law relating to mental health, that Member’s committee or trustee or other person who properly has the management of the Member’s estate may, if that person has at least 48 hours before the time notified for a general meeting (or an adjourned meeting) satisfied the Board of its relationship to the Member or the Member’s estate, exercise the rights of the Member in respect of the general meeting as if the committee, trustee or other person were the Member.

17.11	Voting exclusions

If:

(a)	in accordance with the requirements of the Listing Rules; or

(b)	to ensure that a Resolution on which the Act requires that particular persons do not cast a vote so that the Resolution has a specified effect under the Act;

the notice of a general meeting includes any voting exclusion statement specifying that, in relation to particular business to be considered at that general meeting, votes cast by particular persons (whether specified by name or description of particular classes of persons) are to be disregarded by the Company, the Company must take no account, in determining the votes cast on a Resolution relating to that business (whether a Special Resolution or an ordinary Resolution) or for any other purpose, of any vote cast or purported to be cast by or on behalf of any of those persons (whether on a show of hands or on a poll) in relation to that Resolution except to the extent permitted by the Listing Rules.

17.12	Ruling on entitlements and votes

An objection may be raised with the chairman of a general meeting as to the qualification of a purported voter or the admission or rejection of a vote by any person present and entitled (or claiming to be entitled) to vote but that objection may be made only at the general meeting or adjourned meeting at which the purported voter wishes to vote or the vote objected to is given or tendered and, in relation to that objection:

(a)	the decision of the chairman is final and conclusive; and

(b)	a vote not disallowed as a result is valid and effective for all purposes.

18.	Proxies

18.1	Instrument appointing proxy

The instrument appointing a proxy must be in writing and signed by the appointor or the appointor’s attorney duly authorised in writing, or, if the appointor is a body corporate, by its corporate representative or at least 2 of its officers.

18.2	Deposit of proxy with company

The instrument appointing a proxy and the original power of attorney (if any) under which it is signed or a certified copy of the power of attorney must be received by the Company at least 48 hours before the meeting by delivery to the Company’s office, by facsimile received at the Company’s office or at any other place, fax number or electronic address specified for the purpose in the notice of meeting or otherwise by any other means permissible under section 250B of the Act.

18.3	Presence of Member

If a Member is present either in person or by its corporate representative, and a person appointed by that Member as proxy is also present at that meeting, that person may not exercise the rights conferred by the instrument of proxy while the Member is present.

18.4	Validity of vote given in accordance with proxy

Unless the Company has received written notice of the matter before the start or resumption of the meeting at which a proxy votes, a vote cast by the proxy will be valid even if, before the proxy or attorney voted:

(a)	the Member dies;

(b)	the Member is mentally incapacitated;

(c)	the Member revokes the proxy’s appointment;

(d)	the Member revokes the authority under which the proxy was appointed by a third party; or

(e)	the Member transfers the Share for which the proxy was given.

18.5	Form of proxy

(a)	Every instrument of proxy must specify the Member’s name and address, the Company’s name, the proxy’s name or the name of the office held by the proxy and the meetings at which the proxy may be used, and must otherwise comply with the provisions of section 250A of the Act.

(b)	The instrument of proxy may be worded so that a proxy is directed to vote either for or against each of the resolutions to be proposed. Any instrument of proxy deposited in accordance with this Constitution in which the name of the appointee is not filled will be deemed to be given in favour of the chairman of the meeting to which it relates. The instrument of proxy may specify the proportion or number of votes that the proxy may exercise.

19.	Directors

19.1	Number of Directors

The number of the Directors must not be less than 3, nor, until otherwise determined by the Company in general meeting, more than 10.

19.2	No Share qualification

A Director need not be the holder of any Shares in the Company.

19.3	Election of Directors by company

The election of Directors must be by Resolution of the Company in general meeting.

19.4	Directors may fill casual vacancies or appoint additional Directors

Notwithstanding clause 19.3, the Directors have power at any time and from time to time to appoint any other person as a Director either to fill a casual vacancy or as an addition to the Board but so that the total number of Directors must not at any time exceed the maximum number for the time being fixed by or under this Constitution. Any Director appointed under this clause after the Company is Listed must retire from office at, and will be eligible for re-election at the next annual general meeting following their appointment, but that Director will not be taken into account in determining the number of Directors who are to retire by rotation.

19.5	Eligibility for election as a Director

Except in the case of a Director retiring from the Board under this Constitution or a person recommended for appointment by the Board, a person is only eligible to be appointed as a Director by Resolution of the Company in general meeting, where the Company receives at its Office at least 30 business days before the relevant general meeting both:

(a)	a nomination of the person by a Member; and

(b)	a consent to that nomination signed by the person nominated for election as a Director.

19.6	Alternate Director

Subject to the provisions of the Act and the Listing Rules, each Director may from time to time by written notice to the Company appoint any person (whether or not a Member) to act as an alternate Director in their place during any period they think fit. The following provisions apply to any alternate Director:

(a)	that Director may be removed or suspended from office by written notice to the Company from the Director who appointed it;

(b)	that Director is entitled to receive notice of meetings of the Board, to attend meetings (if the Director who appointed it is not present) and to be counted towards a quorum at meetings;

(c)	that Director is entitled to vote at meetings it attends on all Resolutions on which its appointor could vote had that appointor attended and, where that Director is a Director in its own right, it has a separate vote on behalf of the Director it is representing in addition to its own vote;

(d)	that Director may exercise any powers that the appointor may exercise in its own right where the appointor is unavailable for any reason except the power to appoint an alternate Director. The action of an alternate Director will be conclusive evidence as against third parties of the unavailability of the appointor;

(e)	that Director automatically vacates office if the Director who appointed it is removed or otherwise ceases to hold office for any reason;

(f)	that Director, whilst acting as a Director, is responsible to the Company for its own acts and defaults and is not deemed to be the agent of the Director by whom it was appointed;

(g)	that Director is not entitled to receive any remuneration from the Company but is entitled to reimbursement for reasonable travelling and other expenses incurred by it in attending meetings of the Board or otherwise on the Company’s business;

(h)	that Director is not to be taken into account in determining the number of Directors for the purposes of this Constitution; and

(i)	that Director may act as an alternate for more than 1 Director.

19.7	Auditor cannot be Director

No auditor of the Company or partner or employee or employer of an auditor can be appointed as a Director or an alternate Director of the Company.

20.	Director’s tenure of office

20.1	Directors’ tenure of office

Each Director, subject to the Act, the Listing Rules and this Constitution must not hold office (without re-election) past the third annual general meeting following its appointment or election or 3 years, whichever is longer, after which they must retire from office. This clause does not apply to the managing director, but if there is more than 1 managing director, only 1 is entitled not to be subject to this clause.

20.2	Retirement by rotation

Unless otherwise determined by a Resolution of the Company, while the Company is Listed, one third of the Directors for the time being, or if their number is not a multiple of 3, then the whole number nearest one third, must retire from office at each annual general meeting. The Directors to retire will be those who have been longest in office since their last election, but as between persons who became Directors on the same day, those to retire will, unless they otherwise agree among themselves, be determined by drawing lots. A retiring Director may act as a Director throughout the meeting at which it retires and at any adjournment. This clause does not apply to the managing director, but if there is more than 1 managing director, only the managing director who was first appointed is entitled not to be subject to re- election.

20.3	Retiring Director eligible for re-election

A Director who retires or whose office is vacated under this Constitution will be eligible for election or re-election to the Board. If another person is not elected by the Company to fill the vacated office, the retiring Director will, if offering itself for re- election and not being disqualified under the Act or this Constitution from holding office as a Director, be deemed to have been re-elected as a Director unless at that general meeting:

(a)	it is expressly resolved not to fill the vacated office or to reduce the number of Directors; or

(b)	a Resolution for the re-election of that Director is put and lost.

20.4	Removal of Director by the Company

The Company may by Resolution remove any Director at any time.

20.5	Vacation of office

(a)	The office of a Director will be automatically vacated if:

(i)	the Director becomes an insolvent under administration;

(ii)	the Director becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the laws relating to mental health;

(iii)	the Director’s office is vacated or the Director is prohibited from being a Director in accordance with any of the provisions of the Listing Rules, the Act or any order made under the Act;

(iv)	the Director resigns its office by notice in writing to the Company;

(v)	the Director, either by itself or by its alternate Director, fails to attend Board meetings for a continuous period of 3 Months without leave of absence from the Board; or

(vi)	the Director is an executive director upon termination of its employment or services agreement with the Company.

(b)	A Director whose office is vacated under paragraphs (a), (b) or (c) will not be eligible for re-election until the disability (or disabilities) referred to is (or are) removed.

21.	Director’s remuneration

21.1	Remuneration for non-executive directors

Subject to clause 21.3 and the Listing Rules, the Directors will be paid remuneration for services rendered as Directors (but excluding any remuneration payable to any Director under any executive service contract with the Company or a Related Body Corporate) as the Company in general meeting may from time to time determine, which may be divided among the Directors in any proportions and in any manner as they may from time to time determine. The remuneration of a Director will be deemed to accrue from day to day.

21.2	Additional remuneration for extra services

If any Director performs extra services or makes any special exertions, whether in going or residing abroad or otherwise for any of the purposes of the Company, that Director may be paid an additional sum for those services and exertions. This payment may be either in addition to or in place of any remuneration determined under the preceding clause.

21.3	Remuneration to be in accordance with Listing Rules

The remuneration payable to Directors must comply with the Listing Rules and in particular:

(a)	fees payable to non-executive directors must be by way of a fixed sum, and not by way of a commission on or a percentage of profits or operating revenue;

(b)	the remuneration payable to executive directors must not include a commission on or percentage of operating revenue; and

(c)	the total fees payable to Directors must not be increased without the prior approval of Members in general meeting.

21.4	Expenses of Directors

In addition to any remuneration, the Directors must also be paid all travelling and other expenses incurred by them in attending and returning from meetings of the Directors, any committee of the Directors or any general meetings of the Company or otherwise in connection with the business of the Company.

22.	Director’s contracts

22.1	Directors not disqualified from holding office or contracting with Company

Except as otherwise provided in the Act or the Listing Rules:

(a)	no Director will be disqualified by virtue of its office from holding any office or place of profit (other than as auditor) with the Company or with any company promoted by the Company or with any corporation in which the Company is a Member or which is a Member of the Company or in which the Company is otherwise interested;

(b)	no Director will be disqualified by virtue of its office from contracting with the Company (whether as vendor, purchaser or otherwise);

(c)	no contract referred to in this clause 22 or any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested can be avoided and no Director will be liable to account to the Company for any profit arising from that contract or arrangement or from any office referred to in this clause 22.1 by reason only of that Director holding that office or of the Director’s fiduciary relationship with the Company.

22.2	Director can act in professional capacity

Subject to the Act and the Listing Rules, a Director or a Director’s firm may act in a professional capacity (other than as auditor) for the Company and that Director or that Director’s firm is entitled to remuneration for professional services as if the relevant Director was not a Director.

22.3	Director not to vote on contract in which it has a material personal interest

Subject to the Act and the Listing Rules, neither a Director nor its alternate may vote at any meeting of the Board about any contract or arrangement in which the Director has, whether directly or indirectly, a material personal interest, nor be present while the relevant matter is considered at the meeting. However, that Director may execute or otherwise act in respect of that contract or arrangement.

22.4	Directors to declare interest

(a)	Any Director who has a material personal interest in a matter that relates to the affairs of the Company must give the other Directors notice of the interest, unless the interest is of a type referred to in section 191(2)(a) of the Act, or all of the conditions referred to in section 191(2)(c) of the Act are satisfied.

(b)	The Director must declare the nature and extent of the Director’s interest and the relation of the interest to the affairs of the Company at the meeting of the Directors as soon as possible after the Director becomes aware of their interest in the matter.

(c)	A Director who has an interest in a matter may give a standing notice to the other Director’s of the nature and extent of that Director’s interest in the matter in accordance with section 192 of the Act.

22.5	Directors to declare potential conflicts

Any Director who holds any office or possesses any property the holding or possession of which might (whether directly or indirectly) create duties or interests in conflict with its duties or interests as a Director of the Company must declare the fact of its holding that office or possessing that property and the nature and extent of any conflict at the first meeting of the Directors held after it becomes a Director or (if it is already a Director) at the first meeting of the Directors held after the relevant facts come to its knowledge.

22.6	Secretary to record declarations of Directors

The Secretary must record in the minutes of the meeting any declarations made or notices given by a Director under this Constitution.

23.	Powers of Directors

23.1	Powers of Directors

Subject to the Act and to any provision of this Constitution, the Directors will manage, or cause the management of, the business of the Company and the Directors may pay, or cause to be paid, all expenses incurred in promoting and forming the Company and may exercise, or cause to be exercised, all powers of the Company that are not, by the Act or by this Constitution, required to be exercised by the Company in general meeting.

23.2	Powers to borrow or raise money

Without limiting the generality of the previous clause, the Directors may from time to time at their discretion borrow or raise any sum or sums of money or obtain other financial accommodation for the purposes of the Company and may grant security for the repayment of that sum or sums or the payment, performance or fulfilment of any debts, liabilities, contracts or obligations incurred or undertaken by the Company in any manner and upon any terms and conditions as they think fit and in particular by the issue or re-issue of bonds, perpetual or redeemable debentures or any mortgage, charge or other security on the undertaking or the whole or any part of the property of the Company (both present and future) including its uncalled or unpaid capital for the time being.

23.3	Directors may vote Shares in other corporations

Subject to the Act and the Listing Rules, the Directors may exercise the voting power conferred by the Shares in any corporation held by the Company in any manner they think fit, including in circumstances where a Director may be interested in the exercise, such as an exercise in favour of any Resolution appointing a Director as an officer of a corporation or voting or providing for the payment of remuneration to officers of the other corporation.

23.4	Agent or attorney

The Directors may at any time appoint any person or persons to be an agent or attorney of the Company for any purposes and with any powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under this Constitution) and for any period and subject to any conditions as the Directors think fit. Any appointment may be made in favour of any company or the members, directors, nominees or managers of any company or firm or in favour of any fluctuating body of persons (whether nominated by the Directors or otherwise) and any document appointing an agent or power of attorney may contain provisions for the protection or convenience of the agent or attorney and of persons dealing with the agent or attorney as the Directors may think fit.

23.5	Sub-delegation of powers

Any agent or attorney appointed by the Directors may be authorised by the Directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in them.

24.	Executive directors

24.1	Managing director

The Directors may at any time appoint 1 or more members of the Board to the office of managing director or to any other executive office for any period and on any terms they think fit and, subject to the terms of any agreement entered into in any particular case, may revoke any appointment. Any appointment is automatically determined if the person ceases to be a Director.

24.2	Directors may confer powers on executive directors

The Directors may confer upon a managing director or other executive director any of the powers exercisable by the Directors upon those terms and conditions and with any restrictions as they think fit. Any powers so conferred may be concurrent with or to the exclusion of their own powers. The Directors may at any time revoke, withdraw, alter or vary all or any of those powers.

24.3	Remuneration of executive directors

Subject to the Listing Rules and the terms of any agreement entered into with any executive director, the Board may fix the remuneration of each executive director which may comprise salary or commission on or participation in profits of the Company.

25.	Proceedings of Directors

25.1	Board meetings

The Directors may meet either:

(a)	in person;

(b)	by telephone;

(c)	by audiovisual linkup; or

(d)	by any other instantaneous communications medium for conferring;

for dispatch of business, and adjourn and otherwise regulate their meetings as they think fit.

25.2	Director to be regarded as present at meeting

A Director is regarded as present at a meeting where the meeting is conducted by telephone, audiovisual linkup or other instantaneous communications medium for conferring, if the Director is able to hear, and to be heard by, all others attending the meeting.

25.3	Place of meeting

A meeting conducted by telephone, audiovisual linkup or other instantaneous communications medium for conferring, will be deemed to be held at the place agreed upon by the Directors attending that meeting, provided that at least 1 of the Directors present at the meeting was at that place for the duration of the meeting. Meetings may be held outside Australia.

25.4	Convening of Directors meeting

A Director may at any time and the Secretary upon the request of a Director must convene a meeting of Directors.

25.5	Notice of meeting

Notice of every meeting of Directors must be given to each Director then in Australia, but failure to give or receive that notice will not invalidate any meeting.

25.6	Directors may act notwithstanding vacancy

The Directors may act notwithstanding any vacancy on the Board, but if and so long as their number is below the number required for a quorum, they must not act except in the case of emergency or for the purpose of filling up vacancies or summoning a general meeting.

25.7	Quorum for Board meetings

At a meeting of Directors, the number of Directors necessary to constitute a quorum is that number as is determined by the Directors and, unless otherwise determined, is 2.

25.8	Meeting competent to exercise all powers

A meeting of the Directors at which a quorum is present will be competent to exercise all or any of the powers and discretions vested in or exercisable by the Directors generally.

25.9	Chairman of Board meetings

The Directors may elect a chairman and deputy chairman of their meetings and determine the periods for which they are to hold office. If no chairman or deputy chairman is elected or if at any meeting neither the chairman nor the deputy chairman is present at the time appointed for the meeting, the Directors present at the meeting may choose 1 of the Directors present to be chairman of the meeting.

25.10	Documents tabled at meeting

An original document, or a photocopy or facsimile copy of that document, which is in the possession of, or has been seen by, all Directors attending the Directors’ meeting prior to, or at the time of, that meeting, will be deemed to be a document tabled at that meeting.

25.11	Questions to be decided by majority

Questions arising at any meeting of the Board will be decided by a majority of votes of Directors present and voting. Subject to the Listing Rules, in the case of an equality of votes, the chairman of the meeting will have a second or casting vote, but the chairman will not have a second or casting vote where there are only 2 Directors present who are competent to vote on the question at issue.

25.12	Resolution in writing

A Resolution in writing of which notice has been given to all Directors for the time being entitled to receive notice of a meeting of the Directors and which is signed by a majority of Directors for the time being entitled to attend and vote at meetings of the Directors will be as valid and effectual as if it had been passed at a meeting of the Directors duly convened and held. That Resolution may consist of several documents in like form each signed by 1 or more of the Directors wherever they may be situated. For the purposes of this clause, the signature of an alternate Director will be as effective as, and may be substituted for, the signature of its appointor. The effective date of that Resolution is the date upon which the document or any of the counterpart documents was last signed.

25.13	Resolution passed deemed to be determination of Board

Any Resolution properly passed at a duly convened meeting of the Directors at which a quorum is present will be deemed to be a determination by all the Directors or the Board for the purposes of this Constitution.

25.14	Committee powers and meetings

The Directors may delegate any of their powers to a committee of Directors or to a sole Director as they think fit and may revoke that delegation. Any committee can exercise the powers delegated to it in accordance with any directions that may from time to time be imposed upon it by the Board. The meetings and proceedings of any committee consisting of 2 or more Directors will be governed by the provisions of this Constitution regulating the meetings and proceedings of the Directors so far as they are applicable and are not superseded by any direction made by the Board under this clause.

25.15	Validity of acts of Directors

All acts done by any meeting of the Directors or by a committee of the Directors or by any person acting as a Director will be valid even it is discovered afterwards that there was some defect in the appointment or election of that Director or person acting as a Director or that any Director was disqualified or had vacated office or was otherwise not entitled to vote or act.

26.	Secretary

A Secretary or Secretaries of the Company must be appointed by the Directors in accordance with the Act. At least 1 Secretary must be ordinarily resident in Australia. The Directors may also appoint acting and assistant Secretaries. Those appointments may be for any term, at any remuneration and upon any conditions as the Directors think fit and any person so appointed may be removed by the Directors.

27.	Minutes and registers to be kept

27.1	Minutes

The Directors must cause to be entered in minute books of the Company within 1 Month of the relevant meeting, minutes containing details of:

(a)	the names of the Directors present at each meeting of the Directors and of any committee of Directors;

(b)	all declarations made or notices given by any Director (either generally or specifically) of its interest in any contract or proposed contract or of its holding of any office or property whereby any conflict of duty or interest may arise; and

(c)	all Resolutions and proceedings of general meetings of the Company, meetings of the Directors and meetings of any committee of the Directors.

27.2	Minutes to be signed by chairman

Any minutes of any general meetings of the Company, meetings of the Directors or meetings of any committee of the Directors must be signed by the chairman of the meeting or by the chairman of the next succeeding meeting and once signed will constitute prima facie evidence of the matters stated in the minutes.

27.3	Registers

In accordance with the provisions of the Act and the Listing Rules, the Directors must cause the Company to keep:

(a)	a register of the holders of any debentures issued by the Company;

(b)	a register of charges; and

(c)	any other registers or subregisters required by the Listing Rules or ASX Settlement Business Rules.

27.4	Branch registers

The Company may cause a branch register of Members to be kept at any place outside Australia. Subject to the Act, the Directors may make any provisions or arrangements they think fit for the keeping of any branch register, the transfer of Shares to, on or from any branch register and to ensure compliance with the requirements of any local law.

28.	The Seal

28.1	Use of common seal

If the Company has a seal:

(a)	the Directors must provide for the safe custody of the Seal;

(b)	the Seal must be used only with the authority of the Directors or a committee of the Directors with authority from the Directors to authorise the use of the Seal;

(c)	every document to which the Seal is affixed must be signed by a Director and countersigned by another Director, a Secretary, an assistant Secretary or another person appointed by the Directors to countersign that document or a class of documents which includes that document.

28.2	Duplicate seals

The Company may have for use in place of its common seal, 1 or more duplicate seals, each of which is a copy of the Seal with the words “duplicate seal” on it.

28.3	Share seal

The Company may also have a duplicate common seal which is a copy of the Seal with the words “share seal” on it. The share seal must only be used in sealing certificates for Shares and other securities of the Company and must be used and affixed in like manner to the Seal.

28.4	Affixing the Share seal

The Board may determine:

(a)	the manner (which may be by a mechanical or other automatic means) in which the share seal is to be affixed and that affixing attested; and

(b)	that the affixing of the share seal need not occur in the presence of any person;

(c)	that no signatures of any persons are required for the affixing of the share seal; and

(d)	that, if signatures are required for the affixing of the share seal, those signatures may be affixed by any mechanical or other automatic means.

29.	Negotiable instruments

All cheques, bills of exchange, promissory notes and other negotiable instruments may be signed, drawn, accepted, made or endorsed (as the case may be) for and on behalf of the Company by any persons and in any manner as the Directors may determine.

30.	Reserves

30.1	Reserves

Before declaring any dividends, the Directors may set aside out of the profits of the Company any sums they think proper as reserves to be applied to meet contingencies, to equalise dividends, to pay special dividends, to repair, improve or maintain any property of the Company or for any other purpose the Directors in their absolute discretion consider to be in the interests of the Company. Pending that application, the reserves may, at the discretion of the Directors, be used in the business of the Company or be invested in any investments the Directors think fit (including the purchase of Shares of the Company). The Directors may deal with and vary these investments and dispose of all or any part for the benefit of the Company and may divide the reserves into special reserves as they think fit.

30.2	Carry forward of profits

The Directors may carry forward any profits they consider ought not to be distributed as dividends without transferring those profits to a reserve.

30.3	Revaluation of assets

Subject to the Act, the Directors may revalue any assets of the Company.

31.	Dividends

31.1	Power to determine and declare dividends vested in Directors

The power to determine that a dividend is payable and to declare dividends (including interim dividends) is vested in the Directors who may fix the amount and the timing for payment and the method of payment of any dividend in accordance with this Constitution.

31.2	Apportionment of dividends

Subject to this Constitution, the Act, the Listing Rules and the rights of Members entitled to Shares with preferential, special or qualified rights as to dividend, dividends are to be apportioned and paid among the Members in proportion to the amounts paid up (not credited) on the Shares held by them. Any amount paid on a Share in advance of a call will be ignored when calculating the relevant proportion.

31.3	Dividends only payable out of profits

No dividend is payable except out of the profits of the Company. The declaration of the Directors as to the amount of the profits of the Company is conclusive.

31.4	Dividend payable by distribution of assets

(a)	The Directors when declaring a dividend may:

(i)	resolve that the dividend be paid wholly or partly by the distribution of specific assets including bonus Shares or other securities of the Company or any other corporation; and

(ii)	to the extent permitted by law, direct that the dividend be payable to particular Members wholly or partly out of any particular fund or reserve or out of profits derived from any particular source and to the remaining Members wholly or partly out of any other particular fund or reserve or out of profits derived from any other particular source and may make the direction despite that by doing so the dividend will form part of the assessable income for taxation purposes of some Members and will not form part of the assessable income of others.

(b)	All matters concerning those dividends including valuation of assets is determined by the Directors as they think expedient.

31.5	Dividends may be payable in foreign currency

Dividends will be declared in Australian currency, but the Directors may, if they think fit, determine that any dividend payable to some or all the Members will be paid in a currency or currencies other than Australian currency and for that purpose the Directors may at the time of declaration of the dividend stipulate a date on which they will determine the rate or rates at which the dividend will be converted into the other currency or currencies. Payment in another currency or currencies of the amount of any dividend converted pursuant to this clause will be deemed as between the Company and all Members to be an adequate and proper payment of the amount of the dividend.

31.6	No interest payable on dividends

Interest is not payable by the Company in respect of any dividend.

31.7	Directors may retain certain dividends

The Directors may retain the dividends payable on any Shares in respect of which any person is entitled to become a Member as a consequence of death, bankruptcy or other operation of law until that person or a nominated transferee becomes a Member in respect of the Shares.

31.8	Directors may deduct from dividends money payable to Company

The Directors may deduct from any dividend payable to a Member all sums of money (if any) presently payable by the Member to the Company on account of calls or otherwise.

31.9	Payment of dividends

(a)	Any dividend, interest or other monies payable in respect of any Shares may be paid by cheque sent through the post to:

(i)	the registered address of the Member or person entitled or, in the case of joint holders, to the registered address of that holder whose name appears first on the Register in respect of the joint holding; or

(ii)	to that person at that address as the holder or joint holders may in writing direct.

(b)	Every cheque will be made payable to the order of the person to whom it is sent and is at its risk.

31.10	Unclaimed dividends

Except as otherwise provided by the Act, all dividends unclaimed for 1 year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed.

31.11	Dividend Reinvestment Plan

The Directors may implement and in their discretion maintain, on terms and conditions determined by the Directors from time to time, a dividend reinvestment plan (the Dividend Reinvestment Plan) for cash dividends paid by the Company in relation to Shares in the capital of the Company to be reinvested by way of subscription for Shares to be issued and allotted by the Company. Participation in the Dividend Reinvestment Plan will be available to those Members who wish to participate in the Dividend Reinvestment Plan and are eligible to do so under the terms and conditions of the Dividend Reinvestment Plan.

31.12	Amendment of Dividend Reinvestment Plan

The Directors may vary, amend or suspend any terms or conditions of the Dividend Reinvestment Plan as and when they think fit in their discretion.

32.	Capitalisation of profits

32.1	Capitalisation of profits

The Directors may resolve to capitalise any sum for the time being standing to the credit of any of the Company’s reserve accounts, profit and loss account, arising from a revaluation or sale of assets or otherwise available for distribution to Members. The sum capitalised will be applied for the benefit of Members (in the proportions to which those Members would have been entitled in a distribution of that sum by way of dividend) in one or both of the following ways:

(a)	in or towards paying up any amounts for the time being unpaid on any Shares held by those Members; or

(b)	in paying up in full or in part any unissued Shares or debentures of the Company to be allotted and distributed credited as fully paid to those Members.

32.2	Directors powers in relation to capitalisation of profits

In giving effect to any Resolution for capitalisation under clause 32.1, the Directors may:

(a)	appoint any person to make an agreement on behalf of the Members entitled to benefit from the Resolution where that agreement is required under the Act or is otherwise considered by the Directors to be desirable;

(b)	issue fractional certificates or make cash payments where Shares or debentures become issuable in fractions; and

(c)	otherwise make provisions for adjusting differences and settling any difficulty arising pursuant to the Resolution including a determination that fractions will be disregarded or that a fractional entitlement be increased to the next whole number.

33.	Financial statements

33.1	Financial records

The Directors must cause financial and other records to be kept to correctly record and explain the transactions and financial position of the Company, to enable true and fair profit and loss accounts and balance sheets to be prepared and to permit preparation of any other documents required by the Act, the Listing Rules or this Constitution. The records must be kept:

(a)	in a manner which will to enable them to be conveniently and properly audited;

(b)	for 7 years after the completion of the transactions or operations to which they relate; and

(c)	at the Office or at any other place as the Directors think fit and at all times be open to inspection by the Directors.

33.2	Financial, Director’s and auditor’s reports to be laid before annual general meeting

At each annual general meeting, the Directors must lay before the Company a financial report, a Directors’ report and an auditors report for the last Financial Year of the Company that ended before that annual general meeting which comply with all applicable provisions of the Act and the Listing Rules.

33.3	Financial statements and reports

The Company must cause copies of the Company’s financial statements and other reports to be lodged with the ASIC and Approved Exchange (if applicable) and sent to holders of its securities as required by the Act and the Listing Rules.

34.	Audit

34.1	Auditors

Auditors of the Company are appointed and removed and their remuneration, rights and duties are regulated by the Act.

34.2	Financial statements to be audited

The financial statements of the Company for each Financial Year must be audited by the auditors in accordance with the Act.

34.3	Approval of financial statements

The financial statements of the Company when approved by a general meeting will be conclusive except as regards any error identified within 3 Months after the date of approval. If any error is identified within this period, the financial statements must then be corrected and are then conclusive.

34.4	Register to be audited

The Register, including any subregisters kept pursuant to the Listing Rules or ASX Settlement Business Rules, and any branch register of Members of the Company must be audited at least once every 12 Months or whenever the Approved Exchange otherwise asks.

35.	Inspection of records

Subject to the Act, the Directors may determine whether, to what extent, at what times and places and under what conditions the accounting and other records of the Company or any of them will be open to the inspection of the Members. No Member (who is not a Director) will have any right to inspect any account, book or document of the Company or receive any information concerning the business, trading or customers of the Company or any trade secret or secret process of the Company except as provided by the Act or as authorised by the Directors or a Resolution of the Company in general meeting.

36.	Notices

36.1	Service of notices by Company

A notice may be given by the Company to any Member either personally, by facsimile or electronically to the relevant facsimile number or electronic address of the Member as shown on the Register or provided by the Member, by sending it by post addressed to the Member at its address as shown in the Register or otherwise by any method (including by advertisement) as the Directors may determine.

36.2	Posting notices to overseas Members

In the case of a Member whose registered address is outside Australia, a notice sent by post will be sent by airmail.

36.3	Notices to joint holders

A notice may be given by the Company to the joint holders of a Share by giving the notice to the joint holder whose name appears first in the Register and that notice will be sufficient notice to all the joint holders.

36.4	Notice deemed to be served

(a)	Any notice by advertisement will be deemed to have been served on the day of publication of the newspaper containing the advertisement.

(b)	Any notice sent by post will be deemed to have been served on the day following the day on which the notice is posted unless sent by airmail to an address outside the country in which it was posted, in which case it will be deemed to have been served on the fifth day following the day on which it is posted.

(c)	A notice sent by facsimile or other electronic means will be deemed to have been served on the same day that it is sent.

36.5	Service by post

In proving service by post, it will be sufficient to prove that the notice was properly addressed and posted with the required postage. A certificate in writing signed by any manager, Secretary or other officer of the Company that the notice was so addressed and posted is conclusive evidence of proper service by post.

36.6	Notices to Members whose whereabouts unknown

Where:

(a)	the Company has bona fide reason to believe that a Member is not known at the address shown for that Member in the Register;

(b)	the Company has subsequently made an enquiry at that address as to the whereabouts of the Member; and

(c)	the enquiry either elicits no response or a response indicating that the Member’s present whereabouts are unknown;

all future notices will be deemed to be given to the Member if the notice is exhibited in the Office for a period (not including weekends and public holidays) of 48 hours and will be deemed to be duly served at the commencement of that period. This clause will apply unless and until the Member informs the Company that the Member has resumed residence at the Member’s address shown in the Register or notifies the Company of a new address to which the Company may send the Member notices (which new address is deemed to be the Member’s registered place of address).

36.7	Notices binding on transferees

Every person who by operation of law, transfer or otherwise becomes entitled to any Share will be bound by every notice in respect of the Share which, prior to its name and address being entered on the Register, is duly given to the person from whom it derives its title to the Share.

36.8	Notice to deceased or bankrupt Members

Any notice or document given to a Member will be deemed to have been duly given in respect of any Shares held solely or jointly by the Member despite that the Member is deceased or bankrupt and whether or not the Company has notice of its decease or bankruptcy until some other person is registered in its stead as the holder or joint holder.

36.9	Signing of notices

The signature to any notice to be given by the Company may be written or printed.

36.10	Counting of days

Where a given number of days’ notice or notice extending over any other period is required to be given, the day on which notice is deemed to be given will not be counted in the number of days or other period.

37.	Winding up

37.1	Distribution of surplus assets

If in a winding up, there remains any assets available for distribution to Members, then subject to the rights of the holders of Shares issued upon special terms and conditions, this Constitution, the Act and the Listing Rules, those assets will be distributed amongst the Members in returning capital paid up on their Shares and distributing any surplus in proportion to the amount paid up (not credited) on Shares held by them.

37.2	Fee or commission paid to liquidator to be approved in general meeting

No fee or commission will be paid by the Company to any Director or liquidator upon any sale or realisation of the Company’s undertaking or assets or any part thereof except with the approval of the Company in general meeting, that meeting to be convened by notice specifying the fee or commission proposed to be paid.

37.3	Distribution in specie

If the Company is wound up (whether voluntarily or otherwise), the liquidator may, with the sanction of a Special Resolution, divide among the contributories in specie or kind any part of the assets of the Company and may, subject to obtaining the same sanction, vest any part of the assets of the Company in trustees upon those trusts for the benefit of the contributories or any of them as the liquidator thinks fit. For the purposes of this clause, the liquidator may set values as it considers fair and reasonable on any property to be divided and determine how the division is to be carried out.

38.	Indemnity and insurance

38.1	Indemnity

To the extent permitted by law:

(a)	the Company must indemnify each Director and other officer of the Company against any liability (other than legal costs) incurred in acting as a Director or officer of the Company other than:

(i)	a liability owed to the Company or a Related Body Corporate;

(ii)	a liability for a pecuniary penalty order under section 1317G or a compensation order under section 1317H of the Act; or

(iii)	a liability that did not arise out of conduct in good faith;

(b)	the Company must indemnify each Director and other officer of the Company for costs and expenses incurred by a Director or officer of the Company in defending an action for a liability incurred in acting as a Director or officer of the Company except for legal costs incurred:

(i)	in defending or resisting any proceedings, whether civil or criminal, in which the Director or officer is found to have a liability for which they could not be indemnified under subclause (a) above;

(ii)	in defending or resisting criminal proceedings in which the Director or officer is found guilty;

(iii)	in defending or resisting proceedings brought by the Australian Securities and Investments Commission or by a liquidator for a court order if the grounds for making the order are found by the court to have been established, except for costs incurred in responding to actions taken by the Australian Securities and Investments Commission or a liquidator as part of an investigation before commencing proceedings for the court order; or

(iv)	in connection with proceedings for relief to the Director or other officer under the Act in which the relief is denied by the court; and

(c)	the Company may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by a Director or officer, on the condition that the Director or officer must repay the amount paid by the Company to the extent that the Company is ultimately found not liable to indemnify the Director or officer for those legal costs.

38.2	Insurance

To the extent permitted by law the Company may pay, or agree to pay, a premium in respect of a contract insuring a person who is or has been a Director or other officer of the Company or of a subsidiary of the Company other than a liability arising out of:

(a)	conduct involving wilful breach of duty in relation to the Company; or

(b)	a contravention of section 182 or 183 of the Act.

BERONI GROUP LIMITED

ACN 613 077 526

CORPORATE GOVERNANCE PLAN

(Approved by the Board on 30 September 2020)

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1.	corporate governance

The Company is committed to complying with the highest standards of corporate governance to ensure that all of its business activities are conducted fairly, honestly and with integrity in compliance with all applicable laws. To achieve this, the Company’s board of directors (Board) has adopted a number of charters and policies which aim to ensure that value is created whilst accountability and controls are commensurate with the risks involved.

The Board believes that the Company’s policies and practices comply with the recommendations set out in the ASX Corporate Governance Principles and Recommendations – 4th Edition (Recommendations).

Together with the Company’s constitution (Constitution), the following charters and policies have been adopted by the Company to achieve a high standard of corporate governance:

Charters and Codes

Board Charter

Corporate Code of Conduct

Audit and Risk Committee Charter

Diversity-Nomination and Remuneration Committee Charter

Policies

Disclosure Policy

Securities Trading Policy

Whistleblower Protection Policy

Shareholder Communications Guidelines and Policy

Disclosure Policy

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SCHEDULE 1 – BOARD CHARTER

1.	ROLE OF THE BOARD

The role of the Board is to provide overall strategic guidance and effective oversight of management. The Board derives its authority to act from the Company’s Constitution.

2.	THE BOARD’S RELATIONSHIP WITH MANAGEMENT

(a)	The Board shall delegate responsibility for the day-to-day operations and administration of the Company to the Chief Executive Officer/Managing Director.

(b)	Specific limits on the authority delegated to the Chief Executive Officer/Managing Director and the team of executives as appointed by the Company (Executive Team) must be set out in the delegated authorities approved by the Board.

(c)	The role of management is to support the Chief Executive Officer/Managing Director and implement the running of the general operations and financial business of the Company including instilling and reinforcing the Company’s values, in accordance with the delegated authority of the Board.

(d)	In addition to formal reporting structures, members of the Board are encouraged to have direct communications with management and other employees within the Company and its subsidiaries (if any) (Group) to facilitate the effective carrying out of their duties as Directors.

3.	SPECIFIC RESPONSIBILITIES OF THE BOARD

In addition to matters it is expressly required by law to approve, the Board has reserved the following matters to itself:

(a)	Driving the strategic direction of the Company and defining the Company’s purpose, ensuring appropriate resources are available to meet objectives and monitoring management’s performance.

(b)	Approving the Company’s statement of values and Code of Conduct to ensure the desired culture within the Company is maintained and monitoring the implementation of such values and culture at all times.

(c)	Ensuring that an appropriate framework exists for relevant information to be reported by management to the Board.

(d)	When required, challenging management and holding it to account,

(e)	Appointment and replacement of the Chief Executive Officer/Managing Director, other senior executives and the Company Secretary and the determination of the terms and conditions of their employment including remuneration and termination.

(f)	Approving the Company’s remuneration framework and ensuring it is aligned with the Company’s purpose, values, strategic objectives and risk appetite.

(g)	Monitoring the timeliness and effectiveness of reporting to shareholders.

(h)	Reviewing and ratifying systems of audit, risk management (for both financial and non-financial risk) and internal compliance and control, codes of conduct and legal compliance to minimise the possibility of the Company operating beyond acceptable risk parameters.

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(i)	Approving and monitoring the progress of major capital expenditure, capital management and significant acquisitions and divestitures.

(j)	Approving and monitoring the budget and the adequacy and integrity of financial and other reporting such that the financial performance of the Company has sufficient clarity to be actively monitored.

(k)	Approving the annual, half yearly and quarterly accounts.

(l)	Approving significant changes to the organisational structure.

(m)	Approving decisions affecting the Company’s capital, including determining the Company’s dividend policy and declaring dividends.

(n)	Recommending to shareholders the appointment of the external auditor as and when their appointment or re-appointment is required to be approved by them (in accordance with the NSX Listing Rules if applicable).

(o)	Ensuring a high standard of corporate governance practice and regulatory compliance and promoting ethical and responsible decision making.

(p)	Procuring appropriate professional development opportunities for Directors to develop and maintain the skills and knowledge needed to perform their role as Directors effectively and to deal with new and emerging business and governance issues.

4.	COMPOSITION OF THE BOARD

(a)	The Board should comprise Directors with a mix of qualifications, experience and expertise which will assist the Board in fulfilling its responsibilities, as well as assisting the Company in achieving growth and delivering value to shareholders.

(b)	In appointing new members to the Board, consideration must be given to the demonstrated ability and also future potential of the appointee to contribute to the ongoing effectiveness of the Board, to exercise sound business judgement, to commit the necessary time to fulfil the requirements of the role effectively and to contribute to the development of the strategic direction of the Company.

(c)	The composition of the Board is to be reviewed regularly against the Company’s Board skills matrix prepared and maintained by the nominations committee to ensure the appropriate mix of skills and expertise is present to facilitate successful strategic direction and to deal with new and emerging business and governance issues.

(d)	Where practical, the majority of the Board should be comprised of non-executive Directors who can challenge management and hold them to account as well as represent the best interests of the Company and its shareholders as a whole rather than those of individual shareholders or interest groups. Where practical, at least 50% of the Board should be independent.

(i)	An independent Director is a director who is free of any interest, position or relationship that might influence, or reasonably be perceived to influence, in a material respect his or her capacity to bring an independent judgement to bear on issues before the Board and to act in the best interests of the Company as a whole rather than in the interests of an individual shareholder or other party.

(ii)	In considering whether a Director is independent, the Board should consider the definition of what constitutes independence as detailed in Box 2.3 of the ASX Corporate Governance Council’s Corporate Governance Principles and Recommendations 4th Edition (Independence Tests).

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(e)	Prior to the Board proposing re-election of non-executive Directors, their performance will be evaluated by the remuneration and nomination committee to ensure that they continue to contribute effectively to the Board.

(f)	The Company must disclose the length of service of each Director in, or in conjunction with, its annual report (Annual Report).

(g)	The Company must disclose the relevant qualifications and experience of each member of the Board in, or in conjunction with, its Annual Report.

5.	DIrector responsibilities

(a)	Where a Director has an interest, position or relationship of the type described in the Independence Tests, but the Board is of the opinion that it does not compromise the independence of the Director, the Company must disclose the nature of the interest or relationship in question and an explanation of why the Board is of that opinion.

(b)	Directors must disclose their interests, positions or relationships. The independence of the Directors should be regularly assessed by the Board in light of the interests disclosed by them.

(c)	Directors are expected to bring their independent views and judgement to the Board and must declare immediately to the Board any potential or active conflicts of interest.

(d)	Directors must declare immediately to the Board, and the Board will determine whether to declare to the market, any loss of independence.

(e)	No member of the Board (other than a Managing Director) may serve for more than three years or past the third annual general meeting following their appointment, whichever is the longer, without being re-elected by the shareholders.

6.	THE ROLE OF THE CHAIRMAN

(a)	The Chairman of the Board is responsible for the leadership of the Board, ensuring it is effective, setting the agenda of the Board, conducting the Board meetings, ensuring then approving that an accurate record of the minutes of Board meetings is held by the Company and conducting the shareholder meetings.

(b)	The Board currently does not have a non-executive Chairman but retains the flexibility to adopt such a structure if it believes it to be in the best interests of shareholders to do so in the future. The Company has initially appointed an executive Chair who is not independent due to his depth of experience and knowledge of the Group and the industry in which it operates. When the positions of Chairperson and Chief Executive Officer are held by the same person, the independent directors shall appoint a Lead Independent Director.

(c)	The Chairperson shall coordinate with the Lead Independent Director to set the agenda for Board meetings. If the Chairperson is not present, the Lead Independent Director shall chair such meetings. The Lead Independent Director shall also serve as interim Chairperson in the event of the death or incapacitation of the Chairperson.

(d)	Otherwise where practical, the Chairman of the Board should be a non-executive Director.

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(e)	The Chairman of the Board must be able to commit the time to discharge the role effectively.

(f)	The Chairman of the Board should facilitate the effective contribution of all Directors and promote constructive and respectful relations between Board members and management.

(g)	In the event that the Chairman of the Board is absent from a meeting of the Board then the Board shall appoint a Chairman for that meeting in an acting capacity.

7.	Lead Independent Director

(a)	The Lead Independent Director shall be appointed annually and shall serve until his or her successor is duly appointed and qualified, or until his or her earlier removal or resignation or such time as he or she is no longer an independent director of the Board. Although appointed annually, the Lead Independent Director is generally expected to serve in such role for multiple years.

8.	BOARD COMMITTEES

(a)	Once the Board is of a sufficient size and structure, reflecting that the Company’s operations are of a sufficient magnitude, to assist the Board in fulfilling its duties, the Board must establish the following committees, each with written charters:

(i)	audit and risk committee;

(ii)	remuneration committee; and

(iii)	nomination committee.

(b)	The charter of each committee must be approved by the Board and reviewed following any applicable regulatory changes.

(c)	The Board will ensure that the committees are sufficiently funded to enable them to fulfil their roles and discharge their responsibilities.

(d)	Members of committees are appointed by the Board. The Board may appoint additional Directors to committees or remove and replace members of committees by resolution.

(e)	The Company must disclose the members and Chairman of each committee in, or in conjunction with, its Annual Report.

(f)	The minutes of each committee meeting shall be provided to the Board at the next occasion the Board meets following approval of the minutes of such committee meeting.

(g)	The Company must disclose in, or in conjunction with, its Annual Report, in relation to each reporting period relevant to a committee, the number of times each committee met throughout the period and the individual attendances of the members at those committee meetings.

(h)	Where the Board does not consider that the Company will benefit from a particular separate committee:

(i)	the Board must carry out the duties that would ordinarily be assigned to that committee under the written terms of reference for that committee; and

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(ii)	the Company must disclose in, or in conjunction with, its Annual Report:

(A)	the fact a committee has not been established; or

(B)	if an audit and risk committee has not been established, the processes the Board employs that independently verify and safeguard the integrity of its financial reporting, including the processes for the appointment and removal of the external auditor and the rotation of the audit engagement partner, and the process it employs for overseeing the Company’s risk management framework.

9.	BOARD MEETINGS

(a)	The Directors may determine the quorum necessary for the transaction of business at a meeting, however, until otherwise determined, there must be two Directors present at a meeting to constitute a quorum.

(b)	The Board will schedule formal Board meetings at least quarterly and hold additional meetings, including by telephone, as may be required.

(c)	Non-executive Directors may confer at scheduled times without management being present.

(d)	The minutes of each Board meeting shall be prepared by the Company Secretary, approved by the Chairman of the Board and circulated to Directors after each meeting.

(e)	The Company Secretary shall ensure that the business at Board and committee meetings is accurately captured in the minutes.

(f)	The Company Secretary shall co-ordinate the timely completion and distribution of Board and committee papers for each meeting of the Board and any committee.

(g)	Minutes of meetings must be approved at the next Board meeting.

(h)	Further details regarding Board meetings are set out in the Company’s Constitution.

10.	THE COMPANY SECRETARY

(a)	When requested by the Board, the Company Secretary will facilitate the flow of information of the Board, between the Board and its committees and between senior executives and non-executive Directors.

(b)	The Company Secretary is accountable directly to the Board, through the Chairman of the Board, on all matters to do with the proper functioning of the Board.

(c)	The Company Secretary is to facilitate the induction and professional development of Directors.

(d)	The Company Secretary is to facilitate and monitor the implementation of Board policies and procedures.

(e)	The Company Secretary is to provide advice to the Board on corporate governance matters, the application of the Company’s Constitution, the NSX Listing Rules and applicable other laws.

(f)	All Directors have access to the advice and services provided by the Company Secretary.

(g)	The Board has the responsibility for the appointment and removal, by resolution, of the Company Secretary.

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11.	ACCESS TO ADVICE

(a)	All Directors have unrestricted access to Company records and information except where the Board determines that such access would be adverse to the Company’s interests.

(b)	All Directors will receive briefings on material developments in laws, regulations and accounting standards relevant to the Company.

(c)	All Directors may consult management and employees as required to enable them to discharge their duties as Directors.

(d)	All new Directors will be offered induction training, tailored to their existing skills, knowledge and experience, to position them to discharge their responsibilities effectively and to add value. This will include:

(i)	having interviews with key senior executives to gain an understanding of the Company’s structure, business operations, history, culture and key risks, and conducting site visits of key operations;

(ii)	training on legal duties and responsibilities as a Director under the key legislation governing the Company and the NSX Listing Rules (including NSX’s continuous and periodic reporting requirements); and

(iii)	training on accounting matters and on the responsibilities of Directors in relation to the Company’s financial statements.

(e)	The Board, committees or individual Directors may seek independent external professional advice as considered necessary at the expense of the Company, subject to prior consultation with the Chairman of the Board. A copy of any such advice received is made available to all members of the Board.

12.	foreign directors

In the event that a Director does not speak the language in which key corporate documents are written or Board or shareholder meetings are held, the Company will ensure that:

(a)	such documents are translated into the Director’s native language; and

(b)	a translator is present at all Board and shareholder meetings.

In this case, “key corporate documents” includes the Company’s Constitution, prospectuses, product disclosure statements, corporate reports and continuous disclosure announcements.

13.	PERFORMANCE REVIEW

The nomination committee shall conduct an annual performance review of the Board that:

(a)	compares the performance of the Board with the requirements of its charter;

(b)	critically reviews the mix of the Board to ensure it covers the skills needed to address existing and emerging business and governance issues relevant to the Company and to ensure the currency of each Director’s knowledge and skills and whether the Director’s performance has been impacted by other commitments; and

(c)	suggests any amendments to this charter as are deemed necessary or appropriate.

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SCHEDULE 2 – CORPORATE CODE OF CONDUCT

1.	PURPOSE

The purpose of this Code of Conduct is to provide a framework for decisions and actions in relation to ethical conduct in employment. It underpins the Company’s commitment to integrity and fair dealing in its business affairs and to a duty of care to all employees, clients and stakeholders. The document sets out the principles covering appropriate conduct in a variety of contexts and outlines the minimum standard of behaviour expected from employees.

2.	values

2.1	Identity

(a)	Beroni Group is an international biopharmaceutical enterprise dedicated to the innovation and commercialization of drugs and therapies to combat various global diseases such as cancer and infectious diseases. Its diversified portfolio is comprised of a US FDA approved virus diagnostic kit, an e-commerce platform for the sale of pharmaceutical products and a development pipeline targeting oncology and cell therapies. Beroni has operations in Australia, United States, China and Japan.

2.2	Purpose

(a)	Our primary objective is to deliver maximum shareholder value through profitable growth and the development and delivery of stable and sustainable products and services whilst acting lawfully, ethically and responsibly.

(b)	The Company will pursue operational and commercial excellence by using best practice approaches in our decision-making process focusing on continuous development, accountability and teamwork in all aspects of our business. A key attribute to this approach is maintaining responsible long-term management.

(c)	In order to achieve these goals, we will ensure our employees and business partners have the appropriate skills and resources to perform their work effectively and efficiently and that all stakeholders (including investors, customers, suppliers and regulators) are aware of the Company’s values and our intention to uphold them. We will foster an open and supportive environment in all activities and relationships, and make sure that our senior executives demonstrate and reinforce our values in all aspects of our business and in all interactions with staff.

(d)	We believe that our pursuit of these goals will cement a positive reputation for the Company in the community as a reliable, responsible and ethical organisation.

2.3	Commitment to values

(a)	The Company and its subsidiary companies (if any) are committed to conducting all of its business activities in accordance with the above stated values. The Board will ensure that all employees are given appropriate training on the Company’s values and senior executives will continually demonstrate and reinforce such values in all interactions with staff.

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3.	ACCOUNTABILITIES

3.1	Managers and Supervisors

Managers and supervisors are responsible and accountable for:

(a)	undertaking their duties and behaving in a manner that is consistent with the provisions of the Code of Conduct;

(b)	the effective implementation, promotion and support of the Code of Conduct in their areas of responsibility; and

(c)	ensuring employees under their control understand and follow the provisions outlined in the Code of Conduct and receive appropriate training in respect of the Code of Conduct.

3.2	Employees

All employees are responsible for:

(a)	understanding and complying with the Code of Conduct. To this end, regular and appropriate training on how to comply with this Code of Conduct will be provided to all employees;

(b)	undertaking their duties in a manner that is consistent with the provisions of the Code of Conduct;

(c)	reporting suspected corrupt conduct in accordance with the Company’s Whistleblower Protection Policy and Anti-Bribery and Anti-Corruption Policy; and

(d)	reporting any departure from the Code of Conduct by themselves or others.

4.	PERSONAL AND PROFESSIONAL BEHAVIOUR

When carrying out your duties, you should:

(a)	behave honestly and with integrity and report other employees who are behaving dishonestly;

(b)	treat fellow employees with respect and not engage in bullying, harassment or discrimination;

(c)	disclose and deal appropriately with any conflicts between your personal interests and your duty as a director, senior executive or employee (as applicable);

(d)	not take advantage of the property or information of the Company or its customers for personal gain or to cause detriment to the Company or its customers;

(e)	not take advantage of your position for the opportunities arising therefrom for personal gain;

(f)	carry out your work with integrity and to a high standard and in particular, commit to the Company’s policy of producing quality goods and services;

(g)	operate within the law at all times;

(h)	act in the best interests of the Company;

(i)	follow the policies of the Company and adhere to the Company’s values; and

(j)	act in an appropriate business-like manner when representing the Company in public forums and deal with customers and suppliers fairly.

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5.	CONFLICT OF INTEREST

Potential for conflict of interest arises when it is likely that you could be influenced, or it could be perceived that you are influenced, by a personal interest when carrying out your duties. Conflicts of interest that lead to biased decision making may constitute corrupt conduct.

(a)	Some situations that may give rise to a conflict of interest include situations where you have:

(i)	financial interests in a matter the Company deals with or you are aware that your friends or relatives have a financial interest in the matter;

(ii)	directorships/management of outside organisations;

(iii)	membership of boards of outside organisations;

(iv)	personal relationships with people the Company is dealing with which go beyond the level of a professional working relationship;

(v)	secondary employment, business, commercial, or other activities outside of the workplace which impacts on your duty and obligations to the Company;

(vi)	access to information that can be used for personal gain; and

(vii)	offer of an inducement.

(b)	You may often be the only person aware of the potential for conflict. It is your responsibility to avoid any conflict from arising that could compromise your ability to perform your duties impartially. You must report any potential or actual conflicts of interest to your manager.

(c)	If you are uncertain whether a conflict exists, you should discuss that matter with your manager and attempt to resolve any conflicts that may exist.

(d)	You must comply with the Company’s Anti-Bribery and Anti-Corruption Policy at all times. You must not submit or accept any bribe, or other improper inducement. Any such inducements are to be reported to your manager.

6.	INFORMATION SYSTEMS, DEVICES AND SOCIAL MEDIA/NETWORKING

6.1	Information Systems

Email, the internet, facsimile, telephones and other information systems must be used appropriately so as to maintain and not put at risk the integrity of the Company’s information systems. Divisions and business units have policies in place to manage risks associated with information technology systems and their use. Employees must comply with the requirements of those policies at all times.

6.2	Bring Your Own Devices

Employees linking personal devices to the Company’s information systems must ensure they first obtain appropriate authorisation and use such devices in accordance with all relevant divisional/business unit policies.

6.3	Social Media/Networking

Employees must ensure that they use any social media and networking sites in accordance with the requirements of the Code of Conduct and relevant policies.

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7.	PUBLIC AND MEDIA COMMENT

(a)	To the extent permitted by law, individuals have a right to give their opinions on political and social issues in their private capacity as members of the community.

(b)	Employees must not make official comment on matters relating to the Company unless they are:

(i)	authorised to do so by the Chairman/Chief Executive Officer/Managing Director; or

(ii)	giving evidence in court; or

(iii)	otherwise authorised or required to by law.

(c)	Employees must not release unpublished or privileged information unless they have the authority to do so from the Chairman/Chief Executive Officer/Managing Director.

(d)	The above restrictions apply except where prohibited by law, for example in relation to “whistleblowing”. Employees should refer to the Company’s Whistleblower Protection Policy for further information.

8.	USE OF COMPANY RESOURCES

Requests to use Company resources outside core business time should be referred to management for approval.

If employees are authorised to use Company resources outside core business times, they must take responsibility for maintaining, replacing, and safeguarding the resources and following any special directions or conditions that apply.

Employees using Company resources without obtaining prior approval could face disciplinary and/or criminal action. Company resources are not to be used for any private commercial purposes.

9.	SECURITY OF INFORMATION

Employees are to make sure that confidential and sensitive information cannot be accessed by unauthorised persons. Sensitive material should be securely stored overnight or when unattended. Employees must ensure that confidential information is only disclosed or discussed with people who are authorised to have access to it. It is considered a serious act of misconduct to deliberately release confidential documents or information to unauthorised persons, and may incur disciplinary action.

10.	INTELLECTUAL PROPERTY/COPYRIGHT

Intellectual property includes the rights relating to scientific discoveries, industrial designs, trademarks, service marks, commercial names and designations, and inventions and is valuable to the Company.

The Company is the owner of intellectual property created by employees in the course of their employment unless a specific prior agreement has been made. Employees must obtain written permission to use any such intellectual property from the Company Secretary/Chairman of the Board before making any use of that property for purposes other than as required in their role as employee.

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11.	DISCRIMINATION AND HARASSMENT

Employees must not harass, discriminate, or support others who harass and discriminate against colleagues or members of the public on the grounds of gender, marital or family status, sexual orientation, gender identity, age, disabilities, ethnicity, religious beliefs, cultural background, socio-economic background, perspective or experience.

Such harassment or discrimination may constitute an offence under legislation. The Company’s executives should understand and apply the principles of equal employment opportunity.

12.	CORRUPT CONDUCT

Employees must comply with the Company’s Anti-Bribery and Anti-Corruption Policy at all times.

Corrupt conduct involves the dishonest or partial use of power or position which results in one person/group being advantaged over another. Corruption can take many forms including, but not limited to:

(a)	official misconduct;

(b)	bribery and blackmail;

(c)	unauthorised use of confidential information;

(d)	fraud; and

(e)	theft.

Corrupt conduct will not be tolerated by the Company. Disciplinary action up to and including dismissal will be taken in the event of any employee participating in corrupt conduct.

Employees should refer to the Company’s Whistleblower Protection Policy in respect of reporting corrupt conduct, conduct in breach of any of the Company’s policies or its Code of Conduct.

13.	OCCUPATIONAL HEALTH AND SAFETY

It is the responsibility of all employees to act in accordance with the occupational health and safety legislation, regulations and policies applicable to their respective organisations and to use security and safety equipment provided.

Specifically, all employees are responsible for safety in their work area by:

(a)	following the safety and security directives of management;

(b)	advising management of areas where there is a potential problem in safety and reporting suspicious occurrences; and

(c)	minimising risks in the workplace.

14.	LEGISLATION

It is essential that all employees comply with the laws and regulations of the countries in which we operate. Violations of such laws may have serious consequences for the Company and any individuals concerned. Any known violation must be reported immediately to management.

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15.	FAIR DEALING

The Company aims to succeed through fair and honest competition and not through unethical or illegal business practices. Each employee should endeavour to deal fairly with the Company’s suppliers, customers and other employees.

16.	INSIDER TRADING

All employees must observe the Company’s “Trading Policy”. In conjunction with the legal prohibition on dealing in the Company’s securities when in possession of unpublished price sensitive information, the Company has established specific time periods when Directors, management and employees are only permitted to buy and sell the Company’s securities.

17.	RESPONSIBILITIES TO INVESTORS

The Company strives for full, fair and accurate disclosure of financial and other information on a timely basis.

18.	BREACHES OF THE CODE OF CONDUCT

Material breaches of this Code of Conduct must be reported to the Board or a committee of the Board.

Breaches of this Code of Conduct may lead to disciplinary action. The process for disciplinary action is outlined in Company policies and guidelines, relevant industrial awards and agreements.

Employees should note that breaches of certain sections of this Code of Conduct may also be punishable under legislation.

19.	REPORTING MATTERS OF CONCERN

Employees are encouraged to raise any matters of concern in good faith with the head of their business unit or with the Company Secretary/Group Legal Counsel, without fear of retribution and in compliance with the Company’s Whistleblower Protection Policy.

20.	Monitoring and review

(a)	The Board will monitor the content, effectiveness and implementation of this Code of Conduct on a regular basis. Any updates or improvements identified will be addressed as soon as possible.

(b)	Employees are invited to comment on the Code of Conduct and suggest ways in which it might be improved. Suggestions and queries should be addressed to the Board.

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SCHEDULE 3 – AUDIT AND RISK COMMITTEE CHARTER

1.	ROLE

The role of the audit and risk committee is to assist the Board in monitoring and reviewing any matters of significance affecting financial reporting and compliance. This charter sets risk parameters and defines the audit and risk committee’s function, composition, mode of operation, authority and responsibilities.

2.	COMPOSITION

The Board will strive to adhere to the following composition requirements for the committee where at all possible. However the Board acknowledges that the composition of the Board may not allow adherence to the following composition requirements from time to time.

(a)	The committee must comprise at least three members.

(b)	A majority of the members of the committee must be independent non-executive Directors in accordance with the criteria set out in Independent Test.

(c)	The Board will appoint members of the committee. The Board may remove and replace members of the committee by resolution.

(d)	All members of the committee must be able to read and understand financial statements.

(e)	The Chairman of the committee shall have leadership experience and a strong finance, accounting or business background.

(f)	The Chairman of the committee must not be the Chairman of the Board and where possible, must be independent. The Board has appointed a non-executive director as Chairman of the committee due to his strong finance and compliance background.

(g)	The external auditors, the other Directors, the Managing Director, Chief Financial Officer, Company Secretary and senior executives, may be invited to committee meetings at the discretion of the committee.

3.	PURPOSE

The primary purpose of the committee is to assist the Board in fulfilling its statutory and fiduciary responsibilities relating to:

(a)	the quality and integrity of the Company’s financial statements, accounting policies and financial reporting and disclosure practices;

(b)	compliance with all applicable laws, regulations and Company policy;

(c)	the effectiveness and adequacy of internal control processes;

(d)	the performance of the Company’s external auditors and their appointment and removal;

(e)	the independence of the external auditor and the rotation of the lead engagement partner;

(f)	the identification and management of business, economic, environmental and social sustainability risks; and

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(g)	the review of the Company’s risk management framework at least annually to satisfy itself that it continues to be sound and to determine whether there have been any changes in the material business risks the Company faces and to ensure that they remain within the risk appetite set by the Board.

A secondary function of the committee is to perform such special reviews or investigations as the Board may consider necessary.

4.	DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

4.1	Review of Financial Reports

(a)	Review the appropriateness of the accounting principles adopted by management in the financial reports and the integrity of the Company’s financial reporting.

(b)	Oversee the financial reports and the results of the external audits of those reports.

(c)	Assess whether external reporting is adequate for shareholder needs.

(d)	Assess management processes supporting external reporting.

(e)	Establish procedures for treatment of accounting complaints.

(f)	Review the impact of any proposed changes in accounting policies on the financial statements.

(g)	Review the quarterly, half yearly and annual results.

(h)	Establish procedures for verifying the integrity of the Company’s periodic reports which are not audited or reviewed by an external auditor, to satisfy the Board that each periodic report is materially accurate, balanced and provides investors with appropriate information to make informed investment decisions.

(i)	Ensure that, before the Board approves the Company’s financial statements for a financial period, the Chief Executive Officer and Chief Financial Officer (or, if none, the person(s) fulfilling those functions) have declared that, in their opinion, the financial records of the Company have been properly maintained and that the financial statements comply with the appropriate accounting standards and give a true and fair view of the financial position and performance of the Company and that the opinion has been formed on the basis of a sound system of risk management and internal control which is operating effectively.

4.2	Relationship with External Auditors

(a)	Recommend to the Board procedures for the selection and appointment of external auditors and for the rotation of external auditor partners.

(b)	Review performance, succession plans and rotation of lead engagement partner.

(c)	Approve the external audit plan and fees proposed for audit work to be performed.

(d)	Discuss any necessary recommendations to the Board for the approval of quarterly, half yearly or Annual Reports.

(e)	Review the adequacy of accounting and financial controls together with the implementation of any recommendations of the external auditor in relation thereto.

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(f)	Meet with the external auditors at least twice in each financial year and at any other time the committee considers appropriate.

(g)	Provide pre-approval of audit and non-audit services that are to be undertaken by the external auditor.

(h)	Ensure adequate disclosure as may be required by law of the committee’s approval of all non-audit services provided by the external auditor.

(i)	Ensure that the external auditor prepares and delivers an annual statement as to their independence which includes details of all relationships with the Company.

(j)	Receive from the external auditor their report on, among other things, critical accounting policies and alternative accounting treatment, prior to the filing of their audit report in compliance with the Corporations Act 2001 (Cth).

(k)	Ensure that the external auditor attends the Company’s Annual General Meeting and is available to answer questions from security holders relevant to the audit.

4.3	Internal Audit Function

(a)	Monitor and periodically review the need for a formal internal audit function and its scope.

(b)	Assess the performance and objectivity of any internal audit procedures that may be in place.

(c)	Ensure any formal internal audit function is headed by a suitably qualified person who shall have a direct reporting line to the Board or the committee, and bring the requisite degree of skill, independence and objectivity to the role.

(d)	If the Company does any formal internal audit function, assess the performance and objectivity of the Company’s processes for evaluating and continually improving the effectiveness of its governance, risk management and internal control processes.

(e)	Review risk management and internal compliance procedures.

(f)	Monitor the quality of the accounting function.

(g)	Review the internal controls of the Company via consideration of any comments from the Company’s internal and/or external auditors and/or commissioning an independent report on the Company’s internal controls.

4.4	Risk Management

(a)	Oversee the Company’s risk management systems, practices and procedures to ensure effective risk identification and management and compliance with internal guidelines and external requirements.

(b)	Assess whether the Company has any potential or apparent exposure to environmental or social risks and if it does, put in place management systems, practices and procedures to manage those risks.

(c)	Where the Company does not have material exposure to environmental or social risks, report the basis for that determination to the Board and where appropriate, benchmark the Company’s environmental or social risk profile against its peers.

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(d)	Assess whether the Company is required to publish an integrated report or a sustainability report in accordance with a recognised international standard.

(e)	Consider whether the Company has a material exposure to climate change risk.

(f)	Review the Company’s risk management framework at least annually to satisfy itself that the framework:

(i)	continues to be sound;

(ii)	ensures that the Company is operating with due regard to the risk appetite set by the Board; and

(iii)	deals adequately with contemporary and emerging risks such as conduct risk, digital disruption, cyber-security, privacy and data breaches, sustainability and climate change.

(g)	Review reports by management on the efficiency and effectiveness of the Company’s risk management framework and associated internal compliance and control procedures.

4.5	Other

(a)	The committee will oversee the Company’s environmental risk management and occupational health and safety processes.

(b)	As contemplated by the ASX Corporate Governance Council’s Corporate Governance Principles and Recommendations – 4th Edition, and to the extent that such deviation or waiver does not result in any breach of the law, the committee may approve any deviation or waiver from the “Corporate code of conduct”. Any such waiver or deviation will be promptly disclosed where required by applicable law.

(c)	Monitor related party transactions.

5.	MEETINGS

(a)	The committee will meet at least twice in each financial year and additionally as circumstances may require for it to undertake its role effectively.

(b)	Meetings are called by the Secretary as directed by the Board or at the request of the Chairman of the committee.

(c)	Where deemed appropriate by the Chairman of the committee, meetings and subsequent approvals and recommendations can be implemented by a circular written resolution or conference call.

(d)	A quorum shall consist of two members of the committee. In the absence of the Chairman of the committee or their nominees, the members shall elect one of their members as Chairman of that meeting.

(e)	Decisions will be based on a majority of votes with the Chairman having a casting vote.

(f)	The Chairman of the committee, through the Secretary, will prepare a report of the actions of the committee to be included in the Board papers for the next Board meeting.

(g)	Minutes of each meeting are included in the papers for the next full Board meeting after each committee meeting.

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6.	SECRETARY

(a)	The Company Secretary or their nominee shall be the Secretary of the committee and shall attend meetings of the committee as required.

(b)	The Secretary will be responsible for keeping the minutes of meetings of the committee and circulating them to committee members and to the other members of the Board.

(c)	The Secretary shall distribute supporting papers for each meeting of the committee as far in advance as possible.

7.	RELIANCE ON INFORMATION OR PROFESSIONAL OR EXPERT ADVICE

Each member of the committee is entitled to rely on information, or professional or expert advice, to the extent permitted by law, given or prepared by:

(a)	an employee of the Company and its subsidiaries (if any) (Group) whom the member believes on reasonable grounds to be reliable and competent in relation to the matters concerned;

(b)	a professional adviser or expert in relation to matters that the member believes on reasonable grounds to be within the person’s professional or expert competence; or

(c)	another Director or officer of the Group in relation to matters within the Director’s or officer’s authority.

8.	ACCESS TO ADVICE

(a)	Members of the committee have rights of access to management and to the books and records of the Company to enable them to discharge their duties as committee members, except where the Board determines that such access would be adverse to the Company’s interests.

(b)	Members of the committee may meet with the auditors, both internal and external, without management being present.

(c)	Members of the committee may consult independent legal counsel or other advisers they consider necessary to assist them in carrying out their duties and responsibilities, subject to prior consultation with the Chairman of the committee. Any costs incurred as a result of the committee consulting an independent expert will be borne by the Company.

9.	REVIEW OF CHARTER

(a)	The Board will conduct an annual review of the membership to ensure that the committee has carried out its functions in an effective manner and will update this charter as required or as a result of new laws or regulations.

(b)	This charter shall be made available to members on request, to senior management, to the external auditor and to other parties as deemed appropriate and will be posted to the Company’s website.

10.	REPORT TO THE BOARD

(a)	The committee must report to the Board formally at the next Board meeting following from the last committee meeting on matters relevant to the committee’s role and responsibilities.

(b)	The committee must brief the Board promptly on all urgent and significant matters.

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SCHEDULE 4 – REMUNERATION COMMITTEE CHARTER

1.	ROLE

The role of the remuneration committee is to assist the Board in monitoring and reviewing any matters of significance affecting the remuneration of the Board and employees of the Company. This charter defines the remuneration committee’s function, composition, mode of operation, authority and responsibilities.

2.	COMPOSITION

The Board will strive to adhere to the following composition requirements for the committee where at all possible. However, the Board acknowledges that the composition of the Board may not allow adherence to the following composition requirements from time to time.

(a)	The committee shall comprise at least three Directors, the majority being independent non-executive Directors.

(b)	The committee will be chaired by an independent Director who will be appointed by the Board.

(c)	The Board may appoint such additional non-executive Directors to the committee or remove and replace members of the committee by resolution.

3.	PURPOSE

The primary purpose of the committee is to support and advise the Board in fulfilling its responsibilities to shareholders by:

(a)	reviewing and approving the executive remuneration policy to enable the Company to attract and retain executives and Directors who will create value for shareholders;

(b)	ensuring that the executive remuneration policy demonstrates a clear relationship between key executive performance and remuneration;

(c)	recommending to the Board the remuneration of executive Directors;

(d)	fairly and responsibly rewarding executives having regard to the performance of the Company and its subsidiaries (if any) (Group), the performance of the executive and the prevailing remuneration expectations in the market without rewarding conduct that is contrary to the Company’s vales or risk appetite and having regard to the Company’s commercial interest in controlling expenses;

(e)	ensuring incentives for non-executive directors do not conflict with their obligation to bring an independent judgement to matters before the Board;

(f)	reviewing the Company’s recruitment, retention and termination policies and procedures for senior management;

(g)	reviewing and approving the remuneration of direct reports to the Chief Executive Officer/Managing Director, and as appropriate other senior executives; and

(h)	reviewing and approving any equity based plans and other incentive schemes.

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4.	DUTIES AND RESPONSIBILITIES

4.1	Executive Remuneration Policy

(a)	Review and approve the Group’s recruitment, retention and termination policies and procedures for senior executives to enable the Company to attract and retain executives and Directors who can create value for shareholders.

(b)	Review the on-going appropriateness and relevance of the executive remuneration policy and other executive benefit programs.

(c)	Ensure that remuneration policies fairly and responsibly reward executives having regard to the performance of the Company, the performance of the executive and prevailing remuneration expectations in the market without rewarding conduct that is contrary to the Company’s vales or risk appetite and having regard to the Company’s commercial interest in controlling expenses.

4.2	Executive Directors and Senior Management

(a)	Consider and make recommendations to the Board on the remuneration for each executive Director (including base pay, incentive payments, equity awards, retirement rights, service contracts) having regard to the executive remuneration policy.

(b)	Review and approve the proposed remuneration (including incentive awards, equity awards and service contracts) for the direct reports of the Chief Executive Officer/Managing Director. As part of this review the committee will oversee an annual performance evaluation of the senior Executive Team. This evaluation is based on specific criteria, including the business performance of the Company and its subsidiaries, whether strategic objectives are being achieved and the development of management and personnel.

(c)	Approve changes to the remuneration or contract terms of executive Directors and direct reports to the Chief Executive Officer/Managing Director.

(d)	Approve termination payments to executive Directors or direct reports to the Chief Executive Officer/Managing Director. Termination payments to other departing executives should be reported to the committee at its next meeting.

4.3	Executive Incentive Plans (including Equity Based Plans)

(a)	Review and approve the design of any executive incentive plans (Plans).

(b)	Ensuring incentives for non-executive directors do not conflict with their obligation to bring an independent judgement to matters before the Board.

(c)	Review and approve any Plans that may be introduced in light of legislative, regulatory and market developments.

(d)	For each Plan, determine each year whether awards will be made under that Plan.

(e)	Review and approve total proposed awards under each Plan.

(f)	In addition to considering awards to executive Directors and direct reports to the Chief Executive Officer/Managing Director, review and approve proposed awards under each Plan on an individual basis for executives as required under the rules governing each Plan or as determined by the committee.

(g)	Review, approve and keep under review performance hurdles for each Plan.

(h)	Review, manage and disclose the policy (if any) under which participants to a Plan may be permitted (at the discretion of the Company) to enter into transactions (whether through the use of derivatives or otherwise) which limit the economic risk of participating in the Plan.

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4.4	Other

The committee shall perform other duties and activities that it or the Board considers appropriate.

5.	MEETINGS

(a)	The committee will meet at least once per year and additionally as circumstances may require.

(b)	Meetings are called by the Secretary as directed by the Board or at the request of the Chairman of the committee.

(c)	A quorum shall comprise any two members of the committee. In the absence of the Chairman of the committee or appointed delegate, the members shall elect one of their members as Chairman.

(d)	Where deemed appropriate by the Chairman of the committee, meetings and subsequent approvals may be held or concluded by way of a circular written resolution or a conference call.

(e)	Decisions will be based on a majority of votes with the Chairman of the committee having the casting vote.

(f)	The committee may invite any executive management team members or other individuals, including external third parties, to attend meetings of the committee, as they consider appropriate.

6.	SECRETARY

(a)	The Company Secretary or their nominee shall be the Secretary of the committee, and shall attend meetings of the committee as required.

(b)	The Secretary will be responsible for keeping the minutes of meeting of the committee and circulating them to committee members and to the other members of the Board.

(c)	The Secretary shall distribute supporting papers for each meeting of the committee as far in advance as possible.

7.	RELIANCE ON INFORMATION OR PROFESSIONAL OR EXPERT ADVICE

Each member of the committee is entitled to rely on information, or professional or expert advice, to the extent permitted by law, given or prepared by:

(a)	an employee of the Group whom the member believes on reasonable grounds to be reliable and competent in relation to the matters concerned;

(b)	a professional adviser or expert in relation to matters that the member believes on reasonable grounds to be within the person’s professional or expert competence; or

(c)	another Director or officer of the Group in relation to matters within the Director’s or officer’s authority.

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8.	ACCESS TO ADVICE

(a)	Members of the committee have a right to access the books and records of the Company to enable them to discharge their duties as committee members, except where the Board determines that such access would be adverse to the Company’s interests.

(b)	The committee may consult independent experts to assist it in carrying out its duties and responsibilities. Any costs incurred as a result of the committee consulting an independent expert will be borne by the Company.

9.	REVIEW OF CHARTER

(a)	The Board will conduct an annual review of the membership to ensure that the committee has carried out its functions in an effective manner, and will update this charter as required or as a result of new laws or regulations.

(b)	The charter shall be made available to members on request, to senior management, to the external auditor and to other parties as deemed appropriate and will be posted to the Company’s website.

10.	REPORTING

(a)	The committee must report to the Board formally at the next Board meeting following from the last committee meeting on matters relevant to the committee’s role and responsibilities.

(b)	The committee must brief the Board promptly on all urgent and significant matters.

(c)	The Company must disclose the policies and practices regarding the remuneration of non-executive directors, executive directors and other senior executives in the Annual Report and as otherwise required by law.

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SCHEDULE 5 – NOMINATION COMMITTEE CHARTER

1.	ROLE

The role of the nomination committee is to assist the Board in monitoring and reviewing any matters of significance affecting the composition of the Board and the team of executives as appointed by the Company, being the Executive Team. This charter defines the nomination committee’s function, composition, mode of operation, authority and responsibilities.

2.	COMPOSITION

The Board will strive to adhere to the following composition requirements for the committee where at all possible. However, the Board acknowledges that the composition of the Board may not allow adherence to the following composition requirements from time to time.

(a)	The committee shall comprise at least three non-executive Directors, the majority of whom must be independent, one of whom will be appointed the Chairman of the committee.

(b)	The Board may appoint additional non-executive Directors to the committee or remove and replace members of the committee by resolution.

3.	Purpose

The primary purpose of the committee is to support and advise the Board in:

(a)	maintaining a Board that has an appropriate mix of skills, knowledge of the Company and the industry in which it operates and experience to be an effective decision-making body; and

(b)	ensuring that the Board is comprised of Directors who contribute to the successful management of the Company and discharge their duties having regard to the law and the highest standards of corporate governance.

4.	DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

(a)	Periodically review and consider the structure and balance of the Board and make recommendations regarding appointments, retirements and terms of office of Directors.

(b)	Make recommendations to the Board on the appropriate size and composition of the Board.

(c)	Identify and recommend to the Board candidates for the Board after considering the necessary and desirable competencies of new Board members to ensure the appropriate mix of skills and experience and after an assessment of how the candidates can contribute to the strategic direction of the Company.

(d)	Undertake appropriate checks before appointing a Director or senior executive or putting forward to security holders a candidate for election, as a Director, including checks in respect of character, experience, education, criminal record and bankruptcy history (as appropriate).

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(e)	Ensure that all material information relevant to a decision on whether or not to elect or re-elect a Director will be provided to security holders in the Notice of Meeting containing the resolution to elect or re-elect a Director, including:

(i)	biographical details (including relevant qualifications and experience and skills);

(ii)	details of any other material directorships currently held by the candidate;

(iii)	where standing as a Director for the first time, confirmation that the entity has conducted appropriate checks into the candidate’s background and experience and any material adverse information revealed by those checks, details of any interest, position or relationship that might materially influence their capacity to be independent and act in the best interests of the Company as a whole rather than in the interests of an individual shareholders or other party, and a statement whether the Board considers the candidate is considered to be independent;

(iv)	where standing for re-election as a Director, the term of office served by the Director and a statement whether the Board considers the candidate is considered to be independent; and

(v)	a statement by the Board whether it supports the election or re-election of the candidate and a summary of the reasons why.

(f)	Ensure that each Director and senior executive is personally a party to a written agreement with the Company which sets out the terms of that Director’s or senior executive’s appointment. For these purposes, a senior executive is a member of key management personnel (as defined in the Corporations Act 2001 (Cth)), other than a Director. Where the Company engages a bona fide professional services firm to provide a chief financial officer, Company Secretary or other senior executive on an outsourced basis, the agreement may be between the entity and the professional services firm.

(g)	Ensure that Directors or senior executives who are provisionally appointed give an unequivocal undertaking to resign should the Company receive an outstanding check that it considers unsatisfactory.

(h)	Prepare and maintain a Board skills matrix setting out the measurable mix of skills and diversity that the Board currently has (or is looking to achieve) to ensure the Board has the skills to discharge its obligations effectively and to add value and to ensure the Board has the ability to deal with new and emerging business and governance issues. The Company must disclose this matrix in, or in conjunction with, its Annual Report.

(i)	Approve and review induction and continuing professional development programs and procedures for Directors to ensure that they can effectively discharge their responsibilities.

(j)	Assess and consider the time required to be committed by a non-executive Director to properly fulfil their duty to the Company and advise the Board.

(k)	Consider and recommend to the Board candidates for election or re-election to the Board at each annual shareholders’ meeting.

(l)	Review directorships in other public companies held by or offered to Directors and senior executives of the Company.

(m)	Review succession plans for the Board with a view to maintaining an appropriate balance of skills and experience on the Board.

(n)	Arrange an annual performance evaluation of the Board, its committee, individual Directors and senior executives as appropriate. Such review will include a consideration of the currency of each Director’s knowledge and skills and whether Director’s performance has been impacted by any other commitments.

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5.	MEETINGS

(a)	The committee will meet at least once a year and additionally as circumstances may require.

(b)	Meetings are called by the Secretary as directed by the Board or at the request of the Chairman of the committee.

(c)	Where deemed appropriate by the Chairman of the committee, meetings and subsequent approvals may be held or concluded by way of a circular written resolution or conference call.

(d)	A quorum shall comprise any two members of the committee. In the absence of the Chairman of the committee or appointed delegate, the members shall elect one of their number as Chairman of the committee.

(e)	Decisions will be based on a majority of votes with the Chairman of the committee having a casting vote.

(f)	The committee may invite executive management team members or other individuals, including external third parties to attend meetings of the committee, as they consider appropriate.

6.	SECRETARY

(a)	The Company Secretary or their nominee shall be the secretary of the committee (Secretary) and shall attend meetings of the committee as required.

(b)	The Secretary will be responsible for keeping the minutes of meetings of the committee and circulating them to committee members and to the other members of the Board.

(c)	The Secretary shall distribute supporting papers for each meeting of the committee as far in advance as possible.

7.	RELIANCE ON INFORMATION OR PROFESSIONAL OR EXPERT ADVICE

Each member of the committee is entitled to rely on information, or professional or expert advice, to the extent permitted by law, given or prepared by:

(a)	an employee of the Company and its subsidiaries (if any) (Group) whom the member believes on reasonable grounds to be reliable and competent in relation to the matters concerned;

(b)	a professional adviser or expert in relation to matters that the member believes on reasonable grounds to be within the person’s professional or expert competence; or

(c)	another Director or officer of the Group in relation to matters within the Director’s or officer’s authority.

8.	ACCESS TO ADVICE

(a)	Members of the committee have rights of access to the books and records of the Company to enable them to discharge their duties as committee members, except where the Board determines that such access would be adverse to the Company’s interests.

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(b)	The committee may consult independent experts to assist it in carrying out its duties and responsibilities. Any costs incurred as a result of the committee consulting an independent expert will be borne by the Company.

9.	REVIEW OF CHARTER

(a)	The Board will conduct an annual review of the membership to ensure that the committee has carried out its functions in an effective manner and will update this charter as required or as a result of new laws or regulations.

(b)	This charter shall be made available to members on request, to senior management, to the external auditor and to other parties as deemed appropriate and will be posted to the Company’s website.

10.	REPORTING

(a)	The committee must report to the Board formally at the next Board meeting following from the last committee meeting on matters relevant to the committee’s role and responsibilities.

(b)	The committee must brief the Board promptly on all urgent and significant matters.

(c)	The Company must disclose the policies and practices regarding the nomination of non-executive directors, executive directors and other senior executives in, or in conjunction with, the Annual Report and as otherwise required by law.

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SCHEDULE 6 – PERFORMANCE EVALUATION POLICY

The nomination committee will arrange a performance evaluation of the Board, its committees, individual Directors and senior executives on an annual basis as appropriate. To assist in this process an independent advisor may be used.

The nomination committee will conduct an annual review of the role of the Board, assess the performance of the Board over the previous 12 months and examine ways of assisting the Board in performing its duties more effectively.

The review will include:

(a)	comparing the performance of the Board with the requirements of its charter;

(b)	examination of the Board’s interaction with management;

(c)	the nature of information provided to the Board by management;

(d)	management’s performance in assisting the Board to meet its objectives; and

(e)	an analysis of whether there is a need for existing Directors to undertake professional development.

A similar review may be conducted for each committee by the Board with the aim of assessing the performance of each committee and identifying areas where improvements can be made.

The remuneration committee will oversee the evaluation of the remuneration of the Company’s senior executives. This evaluation must be based on specific criteria, including the business performance of the Company and its subsidiaries, whether strategic objectives are being achieved and the development of management and personnel.

The Company must disclose, in relation to each financial year, whether or not the relevant annual performance evaluations have been conducted in accordance with the above processes.

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SCHEDULE 7 – CONTINUOUS DISCLOSURE POLICY

The Company must comply with continuous disclosure requirements arising from legislation and the NSX Listing Rules.

The general rule, in accordance with NSX Listing Rule 6.4, is that once the Company becomes aware of any information concerning it that a reasonable person would expect to have a material effect on the price of value or the Company’s securities, the Company must immediately disclose that information to the NSX.

The Company has in place a written policy on information disclosure and relevant procedures.

The focus of these procedures is on continuous disclosure compliance and improving access to information for investors.

The Company Secretary is responsible for:

(a)	overseeing and co-ordinating disclosure of information to the relevant stock exchanges and shareholders; and

(b)	providing guidance to Directors and employees on disclosure requirements and procedures.

Price sensitive information is publicly released through NSX before it is disclosed to shareholders and market participants. Distribution of other information to shareholders and market participants is also managed through disclosure to the NSX. The importance of safeguarding the confidentiality of corporate information to avoid premature disclosure is paramount.

If the NSX considers that there is, or is likely to be, a false market in the Company’s securities and asks the Company to give the NSX information to correct or prevent a false market, the Company must immediately give that information to the NSX. This obligation arises even if the Company considers that an exception to continuous disclosure obligation applies. All announcements (and media releases) must be:

(a)	prepared in compliance with NSX Listing Rules continuous disclosure requirements;

(b)	factual and not omit material information; and

(c)	expressed in a clear and objective manner to allow investors to assess the impact of the information when making investment decisions.

The Company’s protocol in relation to the review and release of NSX announcements (and media releases) is as follows:

(a)	All key announcements at the discretion of the Managing Director are to be circulated to and reviewed by all members of the Board.

(b)	All members of the Board are required to seek to provide their Managing Director (or in his/her absence, the Company Secretary) with verbal or written contribution of each key announcement, prior to its release. Where the urgency of the subject matter precludes reference to the full Board, an announcement within this category may be approved by the Directors who are available. It is specifically acknowledged that where a continuous disclosure obligation arises, disclosure cannot be delayed to accommodate the availability of Board members.

(c)	Any relevant parties named in the announcement should also be given the opportunity to review the announcement prior to its release, to confirm all information is factually correct.

(d)	All members of the Board will receive copies of all material market announcements promptly after they have been made.

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Information is posted on the Company’s website after the NSX confirms an announcement has been made, with the aim of making the information readily accessible to the widest audience.

The Company Secretary is to maintain a copy of all announcements released.

The Company holds briefing sessions with analysts and investors. Only authorised Company spokespersons may conduct such sessions and all sessions will be conducted in accordance with the Company’s continuous disclosure obligations.

Any new and substantive investor or analyst presentation will be released on the NSX Market Announcements Platform ahead of the presentation. Where practicable, the Company should consider providing shareholders the opportunity to participate in such presentations.

All employees must ensure that they comply with the Company’s Code of Conduct and any other policies in respect of media contact and comment.

The Board will monitor the content, effectiveness and implementation of this Policy on a regular basis. Any updates or improvements identified will be addressed as soon as possible.

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SCHEDULE 8 – RISK MANAGEMENT POLICY

The Board determines the Company’s “risk profile” and is responsible for establishing, overseeing and approving the Company’s risk management framework, strategy and policies, internal compliance and internal control.

The Board has delegated to the audit and risk committee responsibility for implementing the risk management system.

The audit and risk committee will submit particular matters to the Board for its approval or review. Among other things it will:

(a)	oversee and periodically review the Company’s risk management framework, systems, practices and procedures to ensure effective risk identification and management and compliance with the risk appetite set by the Board, internal guidelines and external requirements;

(b)	assist management to determine whether it has any material exposure to environmental or social risks (as those terms are defined in the ASX Corporate Governance Council’s Corporate Governance Principles and Recommendations – 4th Edition (Recommendations):

(i)	if it does, how it manages, or intends to manage, those risks; and

(ii)	if it does not, report the basis for that determination to the Board, and where appropriate benchmark the Company’s environmental or social risk profile against its peers;

(c)	consider whether the Company has a material exposure to climate change risk;

(d)	assist management to determine the key risks to the businesses and prioritise work to manage those risks;

(e)	assess whether the Company is required to publish an integrated report or a sustainability report (as those terms are defined in the Recommendations in accordance with a recognised international standard); and

(f)	review reports by management on the efficiency and effectiveness of risk management and associated internal compliance and control procedures.

The Company’s process of risk management and internal compliance and control includes:

(a)	identifying and measuring risks that might impact upon the achievement of the Company’s goals and objectives, and monitoring the environment for emerging factors and trends that affect these risks;

(b)	formulating risk management strategies to manage identified risks, and designing and implementing appropriate risk management policies and internal controls; and

(c)	monitoring the performance of, and improving the effectiveness of, risk management systems and internal compliance and controls, including regular assessment of the effectiveness of risk management and internal compliance and control.

To this end, comprehensive practises are in place that are directed towards achieving the following objectives:

(a)	compliance with applicable laws and regulations;

(b)	preparation of reliable published financial information;

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(c)	verifying the integrity of the Company’s periodic reports which are not audited or reviewed by an external auditor, to satisfy the Board that each periodic report is materially accurate, balanced and provides investors with appropriate information to make informed investment decisions; and

(d)	implementation of risk transfer strategies where appropriate eg insurance.

The responsibility for undertaking and assessing risk management and internal control effectiveness is delegated to management. Management is required to assess risk management and associated internal compliance and control procedures and report, at least annually, to the audit and risk committee.

The Board will review assessments of the effectiveness of risk management and internal compliance and control at least annually.

The Company must disclose at least annually whether the Board (or a committee of the Board) has completed a review of the Company’s risk management framework to satisfy itself that the framework:

(a)	continues to be sound;

(b)	ensures that the Company is operating with due regard to the risk appetite set by the Board; and

(c)	deals adequately with contemporary and emerging risks such as conduct risk, digital disruption, cyber-security, privacy and data breaches, sustainability and climate change.

The Company will disclose if it has any material exposure to environmental or social risks (as those terms are defined in the Recommendations) and, if it does, how it manages, or intends to manage, those risks.

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SCHEDULE 9 – trading policy

1.	Introduction

These guidelines set out the policy on the sale and purchase of securities in the Company by its Key Management Personnel (as defined in the NSX Listing Rules).

Key Management Personnel are those persons having authority and responsibility for planning, directing and controlling the activities of the entity, directly or indirectly, including any Director (whether executive or otherwise) of that entity.

The Company has determined that its Key Management Personnel are its Directors, executives and those employees directly reporting to the Managing Director.

Key Management Personnel are encouraged to be long-term holders of the Company’s securities. However, it is important that care is taken in the timing of any purchase or sale of such securities.

The purpose of these guidelines is to assist Key Management Personnel to avoid conduct known as ‘insider trading’. In some respects, the Company’s policy extends beyond the strict requirements of the Corporations Act 2001 (Cth).

2.	What types of transactions are covered by this policy?

This policy applies to both the sale and purchase of any securities of the Company and its subsidiaries on issue from time to time.

3.	What is insider trading?

3.1	Prohibition

Insider trading is a criminal offence. It may also result in civil liability. In broad terms, a person will be guilty of insider trading if:

(a)	that person possesses information, which is not generally available to the market and if it were generally available to the market, would be likely to have a material effect on the price or value of the Company’s securities (ie information that is ‘price sensitive’); and

(b)	that person:

(i)	buys or sells securities in the Company; or

(ii)	procures someone else to buy or sell securities in the Company; or

(iii)	passes on that information to a third party where that person knows, or ought reasonably to know, that the third party would be likely to buy or sell the securities or procure someone else to buy or sell the securities of the Company.

3.2	Examples

To illustrate the prohibition described above, the following are possible examples of price sensitive information which, if made available to the market, may be likely to materially affect the price of the Company’s securities:

(a)	the Company considering a major acquisition;

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(b)	the threat of major litigation against the Company;

(c)	the Company’s revenue and profit or loss results materially exceeding (or falling short of) the market’s expectations;

(d)	a material change in debt, liquidity or cash flow;

(e)	a significant new development proposal (e.g. new product or technology);

(f)	the grant or loss of a major contract;

(g)	a management or business restructuring proposal; and

(h)	a share issue proposal;

3.3	Dealing through third parties

The insider trading prohibition extends to dealings by individuals through nominees, agents or other associates, such as family members, family trusts and family companies (referred to as “Associates” in these guidelines).

3.4	Information however obtained

It does not matter how or where the person obtains the information – it does not have to be obtained from the Company to constitute inside information.

3.5	Employee share schemes

The prohibition does not apply to acquisitions of shares or options by employees made under employee share or option schemes, nor does it apply to the acquisition of shares as a result of the exercise of options under an employee option scheme. However, the prohibition does apply to the sale of shares acquired under an employee share scheme and also to the sale of shares acquired following the exercise of an option granted under an employee option scheme.

4.	Guidelines for trading in the Company’s securities

4.1	General rule

Key Management Personnel must not, except in exceptional circumstances, deal in securities of the Company during the following periods:

(a)	two weeks prior to, and 48 hours after the release of the Company’s Annual Report;

(b)	two weeks prior to, and 48 hours after the release of the Half Year Report of the Company; and

(c)	two weeks prior to, and 48 hours after the release of the Company’s quarterly reports (if applicable),

(together the Closed Periods).

The Company may at its discretion vary this rule in relation to a particular Closed Period by general announcement to all Key Management Personnel either before or during the Closed Periods. However, if a Key Management Personnel is in possession of price sensitive information which is not generally available to the market, then he or she must not deal in the Company’s securities at any time it is in possession of such information.

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4.2	No short-term trading in the Company’s securities

Key Management Personnel should never engage in short-term trading of the Company’s securities except for the exercise of options where the shares will be sold shortly thereafter.

4.3	Securities in other companies

Buying and selling securities of other companies with which the Company may be dealing is prohibited where an individual possesses information which is not generally available to the market and is ‘price sensitive’. For example, where an individual is aware that the Company is about to sign a major agreement with another company, they should not buy securities in either the Company or the other company.

4.4	Exceptions

(a)	Key Management Personnel may at any time:

(i)	acquire ordinary shares in the Company by conversion of securities giving a right of conversion to ordinary shares;

(ii)	acquire Company securities under a bonus issue made to all holders of securities of the same class;

(iii)	acquire Company securities under a dividend reinvestment, or top-up plan that is available to all holders or securities of the same class;

(iv)	acquire, or agree to acquire or exercise options under an employee incentive scheme (as that term is defined in the NSX Listing Rules);

(v)	withdraw ordinary shares in the Company held on behalf of the Key Management Personnel in an employee incentive scheme (as that term is defined in the NSX Listing Rules) where the withdrawal is permitted by the rules of that scheme;

(vi)	acquire ordinary shares in the Company as a result of the exercise of options held under an employee option scheme;

(vii)	transfer securities of the Company already held into a superannuation fund or other saving scheme in which the restricted person is a beneficiary;

(viii)	make an investment in, or trade in units of, a fund or other scheme (other than a scheme only investing in the securities of the Company) where the assets of the fund or other scheme are invested at the discretion of a third party;

(ix)	where a restricted person is a trustee, trade in the securities of the Company by that trust, provided the restricted person is not a beneficiary of the trust and any decision to trade during a prohibited period is taken by the other trustees or by the investment managers independently of the restricted person;

(x)	undertake to accept, or accept, a takeover offer;

(xi)	trade under an offer or invitation made to all or most of the security holders, such as a rights issue, a security purchase plan, a dividend or distribution reinvestment plan and an equal access buy-back, where the plan that determines the timing and structure of the offer has been approved by the Board. This includes decisions relating to whether or not to take up the entitlements and the sale of entitlements required to provide for the take up of the balance of entitlements under a renounceable pro rata issue;

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(xii)	dispose of securities of the Company resulting from a secured lender exercising their rights, for example, under a margin lending arrangement;

(xiii)	exercise (but not sell securities following exercise) an option or a right under an employee incentive scheme, or convert a convertible security, where the final date for the exercise of the option or right, or the conversion of the security, falls during a prohibited period or the Company has had a number of consecutive prohibited periods and the restricted person could not reasonably have been expected to exercise it at a time when free to do so; or

(xiv)	trade under a non-discretionary trading plan for which prior written clearance has been provided in accordance with procedures set out in this Policy.

(b)	In respect of any share or option plans adopted by the Company, it should be noted that it is not permissible to provide the exercise price of options by selling the shares acquired on the exercise of these options unless the sale of those shares occurs outside the periods specified in paragraph 4.1.

Were this is to occur at a time when the person possessed inside information, then the sale of Company securities would be a breach of insider trading laws, even though the person’s decision to sell was not influenced by the inside information that the person possessed and the person may not have made a profit on the sale. Where Company securities are provided to a lender as security by way of mortgage or charge, a sale that occurs under that mortgage or charge as a consequence of default would not breach insider trading laws.

4.5	Notification of periods when Key Management Personnel are not permitted to trade

The Company Secretary will endeavour to notify all Key Management Personnel of the times when they are not permitted to buy or sell the Company’s securities as set out in paragraph 4.1.

5.	Approval and Notification Requirements

5.1	Approval requirements

(a)	Any Key Management Personnel (other than the Chairman of the Board) wishing to buy, sell or exercise rights in relation to the Company’s securities must obtain the prior written approval of the Chairman of the Board or the Board before doing so.

(b)	If the Chairman of the Board wishes to buy, sell or exercise rights in relation to the Company’s securities, the Chairman of the Board must obtain the prior approval of the Board before doing so.

5.2	Approvals to buy or sell securities

(a)	All requests to buy or sell securities as referred to in paragraph 5.1 must include the intended volume of securities to be purchased or sold and an estimated time frame for the sale or purchase.

(b)	Copies of written approvals must be forwarded to the Company Secretary prior to the approved purchase or sale transaction.

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5.3	Notification

Subsequent to approval obtained in accordance with paragraphs 5.1 and 5.2, any Key Management Personnel who (or through his or her Associates) buys, sells, or exercises rights in relation to Company securities must notify the Company Secretary in writing of the details of the transaction within two (2) business days of the transaction occurring. This notification obligation operates at all times and includes applications for acquisitions of shares or options by employees made under employee share or option schemes and also applies to the acquisition of shares as a result of the exercise of options under an employee option scheme.

5.4	Key Management Personnel sales of securities

Key Management Personnel need to be mindful of the market perception associated with any sale of Company securities and possibly the ability of the market to absorb the volume of shares being sold. With this in mind, the management of the sale of any significant volume of Company securities (ie a volume that would represent a volume in excess of 10% of the total securities held by the seller prior to the sale, or a volume to be sold that would be in excess of 10% of the average daily traded volume of the shares of the Company on the NSX for the preceding 20 trading days) by a Key Management Personnel needs to be discussed with the Board and the Company’s legal advisers prior to the execution of any sale. These discussions need to be documented in the form of a file note, to be retained by the Company Secretary.

5.5	Exemption from Closed Periods restrictions due to exceptional circumstance

Key Management Personnel who are not in possession of inside information in relation to the Company, may be given prior written clearance by the Managing Director (or in the case of the Managing Director, by all other members of the Board) to sell or otherwise dispose of Company securities in a Closed Period where the person is in severe financial hardship or where there are exceptional circumstances as set out in this policy.

5.6	Severe financial hardship or exceptional circumstances

The determination of whether a Key Management Personnel is in severe financial hardship will be made by the Managing Director (or in the case of the Managing Director, by all other members of the Board).

A financial hardship or exceptional circumstances determination can only be made by examining all of the facts and if necessary obtaining independent verification of the facts from banks, accountants or other like institutions.

5.7	Financial hardship

Key Management Personnel may be in severe financial hardship if they have a pressing financial commitment that cannot be satisfied other than by selling the securities of the Company.

In the interests of an expedient and informed determination by the Managing Director (or all other members of the Board as the context requires), any application for an exemption allowing the sale of Company securities in a Closed Period based on financial hardship must be made in writing stating all of the facts and be accompanied by copies of relevant supporting documentation, including contact details of the person’s accountant, bank and other such independent institutions (where applicable).

Any exemption, if issued, will be in writing and shall contain a specified time period during which the sale of securities can be made.

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5.8	Exceptional circumstances

Exceptional circumstances may apply to the disposal of Company securities by a Key Management Personnel if the person is required by a court order or a court enforceable undertaking (for example in a bona fide family settlement), to transfer or sell securities of the Company, or there is some other overriding legal or regulatory requirement to do so.

Any application for an exemption allowing the sale of Company securities in a Closed Period based on exceptional circumstances must be made in writing and be accompanied by relevant court and/or supporting legal documentation (where applicable).

Any exemption, if issued, will be in writing and shall contain a specified time period during which the sale of securities can be made.

6.	NSX notification for Directors

The NSX Listing Rules require the Company to notify the NSX within 5 business days after any dealing in securities of the Company (either personally or through an Associate) which results in a change in the relevant interests of a Director in the securities of the Company. The Company has made arrangements with each Director to ensure that the Director promptly discloses to the Company Secretary all the information required by the NSX.

7.	Effect of Compliance with this Policy

Compliance with these guidelines for trading in the Company’s securities does not absolve that individual from complying with the law, which must be the overriding consideration when trading in the Company’s securities.

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SCHEDULE 10 – diversity policy

1.	INTRODUCTION

The Company, the Company’s stated values and all the Company’s related bodies corporate are committed to workplace diversity.

The Company recognises the benefits arising from employee and Board diversity, including a broader pool of high quality employees, improving employee retention and motivation, accessing different perspectives and ideas and benefiting from all available talent.

The Company is committed to inclusion at all levels of the organisation, regardless of gender, marital or family status, sexual orientation, gender identity, age, disabilities, ethnicity, religious beliefs, cultural background, socio-economic background, perspective and experience.

To the extent practicable, the Company will consider the recommendations and guidance provided in the ASX Corporate Governance Council’s Corporate Governance Principles and Recommendations – 4th Edition where appropriate to the Company.

This Diversity Policy does not form part of an employee’s contract of employment with the Company, nor gives rise to contractual obligations. However, to the extent that the Diversity Policy requires an employee to do or refrain from doing something and at all times subject to legal obligations, the Diversity Policy forms a direction of the Company with which an employee is expected to comply.

2.	OBJECTIVES

The Diversity Policy provides a framework for the Company to achieve:

(a)	a diverse and skilled workforce, leading to continuous improvement in service delivery and achievement of corporate goals;

(b)	a workplace culture characterised by inclusive practices and behaviours for the benefit of all staff;

(c)	an inclusive workplace where discrimination, harassment, vilification and victimisation cannot and will not be tolerated;

(d)	improved employment, talent management and career development opportunities for women;

(e)	enhanced recruitment practices whereby the best person for the job is employed, which requires the consideration of a broad and diverse pool of talent;

(f)	a work environment that values and utilises the contributions of employees with diverse backgrounds, experiences and perspectives through improved awareness of the benefits of workforce diversity and successful management of diversity; and

(g)	awareness in all staff of their rights and responsibilities with regards to fairness, equity and respect for all aspects of diversity,

(collectively, the Objectives).

The Diversity Policy does not impose on the Company, its directors, officers, agents or employees any obligation to engage in, or justification for engaging in, any conduct which is illegal or contrary to any anti-discrimination or equal employment opportunity legislation or laws in any State or Territory of Australia or of any foreign jurisdiction.

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3.	RESPONSIBILITIES

3.1	The Board’s commitment

The Board is committed to workplace diversity and supports representation of women at the senior level of the Company and on the Board where appropriate.

The Board maintains oversight and responsibility for the Company’s continual monitoring of its diversity practices and development of strategies to meet the Objectives.

The Board is responsible for developing measurable objectives and strategies to meet the objectives of the Diversity Policy (Measurable Objectives) and monitoring the progress of the Measurable Objectives through the monitoring, evaluation and reporting mechanisms listed below. The Board shall annually assess any Measurable Objectives (if any), and the Company’s progress towards achieving them.

The Board may also set Measurable Objectives for achieving gender diversity and monitor their achievement.

The Board will consider conducting all Board appointment processes in a manner that promotes gender diversity, including establishing a structured approach for identifying a pool of candidates, using external experts where necessary.

3.2	Strategies

The Company’s diversity strategies may include:

(a)	recruiting from a diverse pool of candidates for all positions, including senior management and the Board;

(b)	reviewing succession plans to ensure an appropriate focus on diversity;

(c)	identifying specific factors to take account of in recruitment and selection processes to encourage diversity;

(d)	developing programs to develop a broader pool of skilled and experienced senior management and Board candidates, including, workplace development programs, mentoring programs and targeted training and development;

(e)	developing a culture which takes account of domestic responsibilities of employees; and

(f)	any other strategies the Board develops from time to time.

4.	MONITORING AND EVALUATION

The Chairman of the Board will monitor the scope and currency of this policy.

The Company is responsible for implementing, monitoring and reporting on the Measurable Objectives.

Measurable Objectives as set by the Board, may be included in the annual key performance indicators for the Chief Executive Officer/Managing Director and senior executives.

In addition, the Board will review progress against the Measurable Objectives as a key performance indicator in its annual performance assessment.

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5.	REPORTING

The Company will disclose, for each financial year:

(a)	any Measurable Objectives set by the Board;

(b)	progress against these Measurable Objectives; and

(c)	either:

(i)	the respective proportions of men and women on the Board, in senior executive positions (including how the Company has defined “senior executive” for these purposes) and across the whole Company; or

(ii)	if the entity is a “relevant employer” under the Workplace Gender Equality Act, the entity’s most recent “Gender Equality Indicators”, as defined in the Workplace Gender Equality Act.

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schedule 11 – whistleblower protection policy

1.	BACKGROUND and purpose

Beroni Group Limited (ACN 613 077 526) (Company) is committed to conducting all of its business activities fairly, honestly with integrity, and in compliance with all applicable laws, rules and regulations. Its board, management and employees are dedicated to high ethical standards and recognise and support the Company’s commitment to compliance with these standards.

The Company has adopted this Whistleblower Policy to:

(a)	encourage and support people to feel confident to speak up safely and securely if they become aware of wrong-doing or illegal or improper conduct within the Company;

(b)	provide information and guidance on how to report such conduct, how reports will be handled and investigated in a timely manner and the support and protections available if a report is made;

(c)	set out the responsibilities of the Company and its management in upholding the Company’s commitment to reporting any illegal, unethical or improper conduct; and

(d)	promote ethical behaviour and a culture of speaking up to deter wrong-doing.

This Whistleblower Policy is in compliance with the ASX Corporate Governance Principles and Recommendations – 4th Edition as well as industry standards and the Company’s legal and regulatory obligations.

This Whistleblower Policy applies globally. To the extent that laws and regulations in any country are more rigorous or restrictive than this Whistleblower Policy, those laws and regulations should be followed by any subsidiary operating in that country. Where a country has specific whistleblower laws which are less rigorous than this Whistleblower Policy, this Whistleblower Policy prevails. The Company may, from time to time, provide country-specific directions for subsidiaries operating in countries outside of Australia.

In this Whistleblower Policy, references to the Company includes references to the Company and all of its subsidiaries.

1.	DEFINITIONS

In this Whistleblower Policy the following words or phrases mean the following:

AFP means the Australian Federal Police.

APRA means the Australian Prudential Regulation Authority.

ASIC means the Australian Securities and Investments Commission.

Commissioner means the Commissioner of Taxation.

Corporations Act means the Corporations Act 2001 (Cth).

Discloser means a person disclosing a Reportable Matter under this Whistleblower Policy and includes an individual who is, or has been, one of the following in relation to the entity:

(e)	an officer or employee of the Company (and includes current and former employees who are permanent, part-time, fixed term or temporary, interns, secondees, managers and directors);

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(f)	a supplier of services or goods to the entity (whether paid or unpaid), including their employees (and includes current and former contractors, consultants, service providers and business partners);

(g)	an associate of the Company,

or a relative or dependant of one of the above (or of their spouse).

Personnel means all persons (whether authorised or unauthorised) acting on behalf of the Company at all levels, including officers, directors, temporary staff, contractors, consultants and employees of the Company, as the context requires.

Recipient has the meaning set out in clause 1(a).

Reportable Matter has the meaning set out in clause 5.1.

Taxation Act means the Taxation Administration Act 1953 (Cth).

2.	who the whistleblower policy applies to

(a)	The Company requires all Personnel to comply with this Whistleblower Policy and any applicable whistleblower laws and regulations, including the provisions under the Corporations Act and Taxation Act.

(b)	The Whistleblower Policy applies to all Disclosers of Reportable Matters. However, additional disclosures may be protected under other legislation.

3.	RESPONSIBILITY FOR COMPLIANCE AND TRAINING

(a)	The Company’s board of directors (Board) is responsible for the overall administration of this Whistleblower Policy. The Board will monitor the implementation of this Whistleblower Policy and will review on an ongoing basis its suitability and effectiveness. Internal control systems and procedures will be audited regularly to ensure that they are effective in minimising the risk of non-compliance with this Whistleblower Policy.

(b)	A copy of this Whistleblower Policy will be made available on the Company’s website and intranet and in such other ways as will ensure the Whistleblower Policy is available to those wishing to use it.

(c)	All Personnel are required to understand and comply with this Whistleblower Policy and to follow the reporting requirements set out in this Whistleblower Policy. To this end, regular and appropriate training on how to comply with this Whistleblower Policy will be provided to all Personnel (including recipients and potential investigators and those with specific responsibility under this Whistleblower Policy) to ensure everyone is aware of their rights and obligations under this Whistleblower Policy and under applicable whistleblower laws. However, it is the responsibility of all Personnel to ensure that they read, understand and comply with this Whistleblower Policy.

4.	CONSEQUENCES OF BREACHING THIS WHISTLEBLOWER POLICY

(a)	A breach of this Whistleblower Policy may expose Personnel and the Company to damage, including but not limited to criminal and/or civil penalties, substantial fines, loss of business and reputational damage.

(b)	A breach of this Whistleblower Policy by Personnel will be regarded as a serious misconduct, leading to disciplinary action which may include termination of employment.

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5.	WHISTLEBLOWER POLICY

5.1	Reportable Matters

Personnel are encouraged to speak up and report Reportable Matters under this Whistleblower Policy to a Recipient listed in clause 1(a).

What are Reportable Matters?

Reportable Matters involve any actual or suspected misconduct or an improper state of affairs in relation to the Company or a related body corporate or an officer or employee of the Company.

You must have reasonable grounds for reporting such conduct but you should speak up even if you are unsure if something is a Reportable Matter.

Reportable Matters may or may not include a breach of law or information that indicates a danger to the public or to the financial system.

Examples of Reportable Matters include, but are not limited to, conduct which:

(a) is dishonest, fraudulent, corrupt or involves bribery or any other activity in breach of the Company’s Anti-Bribery and Anti-Corruption Policy;

(b) is illegal (such as theft, dealing in or use of illicit drugs, violence or threatened violence and criminal damage to property) or involves criminal conduct or other breaches of law or regulatory requirements;

(c) is unethical or breaches any of the Company’s policies, charters or Code of Conduct;

(d) is potentially harmful or damaging to the Company, an employee or person, such as unsafe work practices, environmental damage or substantial wasting of Company resources;

(e) may cause financial loss or damage in any way to the Company’s reputation or be otherwise detrimental to the Company’s interest;

(f) involves actual or threatened harassment, discrimination, victimisation or bullying, or any other type of detrimental action (other than disclosures that solely relate to personal work-related grievances as defined in the Corporations Act); or

(g) amounts to an abuse of authority.

Reportable Matters do not generally include personal work-related grievances.

Personal work-related grievances are those that relate to current or former employment and have, or tend to have, implications for the Discloser personally but do not have any other significant implications for the Company (or any other entity) or do not relate to conduct or alleged conduct, about a Reportable Matter.

Personnel can discuss personal work-related grievances with the Chairman of the Board. Alternatively, Personnel may wish to seek legal advice about their rights and protections under employment law and ways to resolve personal work-related grievances.

However, in some cases, these grievances may qualify for legal protection (See Annexure 1).

Examples of personal work-related grievances include:

(a) an interpersonal conflict between the Discloser and another employee; and

(b) a decision that does not involve a breach of workplace laws;

(c) a decision concerning the engagement, transfer or promotion of the Discloser;

(d) a decision concerning the terms and conditions of engagement of the Discloser; or

(e) a decision to suspend or terminate the engagement of the Discloser, or otherwise to discipline the Discloser

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5.2	Making a Report

(a)	Who to report to?

The Company encourages reports of Reportable Matters to be made to any of the following recipients (as appropriate in the circumstances) (Recipients):

The Company encourages reports of Reportable Matters to be made to any of the following recipients (as appropriate in the circumstances) (Recipients):

(i)	to the relevant supervisor, senior manager or officer in the Company who makes, or participates in making, decisions that affect the whole, or a substantial part of, the business of the Company, or who has the capacity to affect significantly the Company’s financial standing;

(ii)	to the Chairman of the audit and risk committee;

(iii)	any member of the Board; or

(iv)	the Company Secretary,

The contact details of the Recipients can be found on the Company’s website. Reports can be made by email, telephone, in person or online.

The Company recognises that there may be issues of sensitivity whereby a Discloser does not feel comfortable to make a report to an internal recipient. In such cases, the Discloser may feel more comfortable making an anonymous disclosure or an external recipient.

Nothing in this Whistleblower Policy (including anonymous reporting) should be taken in any way as restricting someone from reporting any matter or providing any information to a regulator (such as ASIC, the APRA, Commissioner), the Company’s auditor or a member of the audit team, a lawyer (to obtain advice or representation) or any other person in accordance with any relevant law, regulation or other requirement. Information in relation to whistleblowing is available from such regulators and can generally be downloaded on their website. https://asic.gov.au/about-asic/asic-investigations-and-enforcement/whistleblowing/how-asic-handles-whistleblower-reports/

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(b)	Anonymous reports

The Company also appreciates that speaking up can be difficult. Reports can also be made anonymously or using a pseudonym and still be protected. A Discloser can refuse to answer questions that could reveal their identity. While reports can be made anonymously, it may affect the ability to investigate the matter properly and to communicate with the Discloser about the report. Anonymous Disclosers should therefore attempt to maintain two-way communication as far as possible.

Anonymous reports can be made by sending an anonymous email using a temporary or disposable email address available from the internet.

(c)	Information to include in the report

As much information should be included in the report as possible including details of the Reportable Matter, people involved, dates, locations and whether more evidence may exist.

Disclosers will be expected to have reasonable grounds to believe the information being disclosed is true (which will be based on the objective reasonableness of the reasons for the Discloser’s suspicions) but the Discloser will not be penalised and may still qualify for protection if the information turns out to be incorrect should they have such reasonable grounds. However, any deliberate false reporting will not qualify for protection under this Whistleblower Policy and will be treated as a serious matter and may be subject to disciplinary action.

(d)	Questions

Personnel who are unsure about how this Whistleblower Policy works, what is covered by the Whistleblower Policy or how a disclosure may be handled are encouraged to speak with the relevant party in Clause 6.2(a) in the first instance.

5.3	Investigating a Report

(a)	Who will investigate?

An appropriate investigator (or investigators) may be appointed to investigate any reports made under this Whistleblower Policy. An investigator will be independent of the Discloser and individuals who are the subject of the disclosure and the department or business unit involved. Possible investigators include:

(i)	a relevant supervisor, senior manager or officer in the Company who makes, or participates in making, decisions that affect the whole, or a substantial part of, the business of the Company, or who has the capacity to affect significantly the Company’s financial standing;

(ii)	the Chairman of the audit and risk committee;

(iii)	any member of the Board;

(iv)	the Company Secretary; or

(v)	an independent adviser.

Where a Reportable Matter relates to the managing director, Chief Executive Officer, or a director of the Company, the matter will be referred directly to the Chair of the Audit and Risk Committee, the Company Secretary or other appropriate person.

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(b)	How will the investigation be conducted?

Any matters reported under this Whistleblower Policy will be considered and a determination will be made as to whether the disclosure falls within the scope of this Whistleblower Policy. If so, the matter will be investigated as soon as practicable after the matter has been reported. The investigation process will be conducted in a thorough, fair, objective and independent manner (while preserving confidentiality) and will depend on the precise nature of the conduct being investigated. Due care and appropriate speed will be taken and reported information will be verified and relevant personnel interviewed as part of the investigative process. The Company may seek independent advice as necessary.

The Discloser may be asked for further information, will be given regular and appropriate updates in the circumstances and will be advised of any outcomes from the investigation (subject to considerations of privacy and confidentiality). Any updates or outcomes will be advised by reasonable means.

Anonymous reports will be investigated based on the information provided and may be limited if the Discloser has refused or omitted to provide contact details.

At the end of the investigation, the relevant investigating officer will report their findings to the Chairman of the Audit and Risk or the appropriate person who will determine the appropriate response. This may include rectifying any unacceptable conduct and taking any action required to prevent future occurrences of the same or similar conduct as well as disciplinary action if necessary. The identity of the Discloser will be redacted from any written investigation reports unless they have consented to disclosure of their identity.

The Discloser may lodge a complaint with a regulator if they are not happy with an outcome of the investigation or if they consider that this Whistleblower Policy has not been adhered to adequately.

5.4	Support and Protections

(a)	Identity Protection (Confidentiality) for Disclosers

The identity of and information likely to lead to the identification of a Discloser will be kept confidential, however a disclosure can be made:

(i)	if the Discloser consents;

(ii)	to ASIC, APRA, the Commissioner or a member of the AFP;

(iii)	to a lawyer for the purpose of obtaining legal advice or representation; or

(iv)	if the disclosure is allowed or required by law.

During the course of an investigation, the Company will take reasonable steps to reduce the risk of disclosing information that could identify the Discloser (including redacting all personal information or references to the Discloser, restricting the number of people involved in handling and investigating the disclosure and ensuring secure and confidential email communication in relation to the investigation). Note however, that in practice, people may be able to guess the Discloser’s identity if the Discloser has mentioned their intention to make a disclosure; the Discloser is one of a very small number of people with access to the information; or the disclosure relates to information that a Discloser has previously been told privately and in confidence.

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Unauthorised disclosure of:

(i)	the identity of a Discloser who has made a report of a Reportable Matter; or

(ii)	information from which the identity of the Discloser could be inferred,

may be an offence under Australian law, will be regarded as a disciplinary matter and will be dealt with in accordance with the Company’s disciplinary procedures.

A Discloser may lodge a complaint about a breach of confidentiality with the Company or a regulator.

(b)	Protection from detriment for Disclosers

A Discloser who makes a report under this Whistleblower Policy shall not suffer detriment (either actual or threatened). Examples of actual or threatened detriment include:

(i)	harassment, intimidation, victimisation, bias or discrimination;

(ii)	dismissal of an employee or varying an employee’s position or duties;

(iii)	causing physical or psychological harm or injury; or

(iv)	damage to a person’s property, reputation, business or financial position or any other damage.

Certain actions will not constitute detrimental conduct such as:

(i)	administrative action that is reasonable for the purpose of protecting a Discloser from detriment (eg moving a Discloser who has made a disclosure about their immediate work area to another area to prevent them from detriment); and

(v)	managing a Discloser’s unsatisfactory work performance, if the action is in line with the Company’s performance management framework.

The Company will take all steps to protect Disclosers from any form of detrimental treatment and may ensure that a risk assessment is carried out to determine the risk of detriment.

Anyone who retaliates against someone who has reported a possible violation may be subject to discipline by the Company or penalties under the Corporations Act, Taxation Act or other Australian law.

Anyone who is subjected to detriment as a result of making a report under this Whistleblower Policy should report it in accordance with clause 6.2.

A Discloser (or any other employee or person) can seek compensation or other remedies through the courts if:

(i)	they suffer loss, damage or injury because of a disclosure; and

(ii)	the Company failed to prevent a person from causing the detriment.

A Discloser may seek independent legal advice or contact a regulatory body if they believe they have suffered detriment.

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(c)	Other protections available to Disclosers

Additional protections will be offered by the Company depending on the Reportable Matter and the people involved. Protections may include but are not limited to:

(i)	monitoring and managing behaviour of other employees;

(ii)	implementing strategies to help minimise and manage stress; time or performance impacts; or other challenges resulting from the disclosure or the investigation;

(iii)	relocating employees to a different group or office or to another role or making modifications to the employee’s workplace or the way they perform their duties;

(iv)	offering a leave of absence or flexible workplace arrangements during the course of an investigation; or

(v)	rectifying any detriment suffered.

In addition, current and former employees may also request additional support from the relevant supervisor if required.

Whilst the Company will endeavour to support all Disclosers, it will not be able to provide the same sort of practical support to each Discloser. Therefore, the processes in this Whistleblower Policy will be adapted and applied to the extent reasonably possible.

(d)	Fair treatment of those mentioned in a disclosure

The Company will ensure fair treatment of officers and employees of the Company who are mentioned in any disclosure, and to whom any disclosures relate. The disclosure will be handled confidentially and will be assessed and may be subject to investigation. If an investigation is required, it will be conducted in an objective, fair and independent manner. Such employees will be advised of the subject matter of the disclosure at the appropriate time and as required by law and will be advised of the outcome of the investigation. An employee who is the subject of a disclosure may contact the Company’s support services.

(e)	Files and Records

The Company will ensure that any records relating to any reports made under this Whistleblower Policy are stored securely and only accessed by authorised personnel directly involved in managing and investigating the report. All those involved in handling and investigating reports will be reminded about confidentiality requirements including that an unauthorised disclosure of a Discloser’s identity may be a criminal offence.

(f)	Special legal protections under the Corporations Act and the Taxation Act

Whilst this Whistleblower Policy deals with internal disclosures of information, additional legal protections are available for certain Disclosers under the Corporations Act and the Taxation Act provided the disclosure is about a “disclosable matter” or “tax affair” as defined under such legislation and certain conditions are met. These are summarised in Annexures 1 and 2 respectively. Disclosures that are not about “disclosable matters” or “tax affairs” will not qualify for protection under the Corporations Act or Taxation Act. For more information, see the information available on the ASIC website and the ATO website.

6.	MONITORING AND REVIEW

(a)	Material incidences reported under this Whistleblower Policy will be reported to the Board or a committee of the Board.

(b)	The Board, in conjuction with the Audit and Risk Committee, will monitor the content, effectiveness and implementation of this Whistleblower Policy on a regular basis. There may also be independent reviews taken from time to time. Any findings, updates or improvements identified will be addressed as soon as possible and circulated to all officers and employees

(c)	Officers and employees are invited to comment on this Whistleblower Policy and suggest ways in which it might be improved. Comments, suggestions and queries should be addressed to the Board.

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Annexure 1 – summary of PROTECTIONS UNDER THE CORPORATIONS ACT

The Corporations Act sets out disclosures that are protected under the Corporations Act if certain conditions are met as well as the protections available to protected disclosures. A summary of such protections (as at the date of this policy) is set out below but you should refer to the Corporations Act itself for a full understanding of the conditions and protections available and the relevant definitions. You can also visit the ASIC website for more information.

1.	PROTECTED DISCLOSURES

Disclosures will be protected if:

(b)	the discloser is an Eligible Whistleblower, being an individual who is, or has been, any of the following:

(i)	an officer or employee of the Company (eg current and former employees who are permanent, part-time, fixed-term or temporary, interns, secondees, managers and directors);

(ii)	an individual who supplies services or goods to the Company (whether paid or unpaid) or an employee of a person that supplies goods or services to the Company (eg current and former contractors, consultants, service providers and business partners);

(iii)	an associate of the Company;

(iv)	a relative, dependant or dependant of the spouse of any individual referred to at (i) to (iii) above; or

(v)	any prescribed individual under the Corporations Act;

(b)	and the disclosure is made to:

(i)	the ASIC, APRA or a prescribed Commonwealth authority; or

(ii)	an Eligible Recipient, being:

(A)	an officer or senior manager of the Company or a related body corporate of the Company;

(B)	an auditor (or a member of the audit team) of the Company or a related body corporate of the Company;

(C)	an actuary of the Company or a related body corporate of the Company;

(D)	a person authorised by the Company to receive disclosures that qualify for protection under the Corporations Act;

(E)	anyone prescribed under the regulations as being an eligible recipient; or

(iii)	a legal practitioner for the purposes of obtaining legal advice or legal representation in relation to the whistleblower provisions in the Corporations Act (even in the event such legal practitioner concludes that a disclosure does not relate to a disclosable matter under the Corporations Act);

(c)	and the disclosure relates to a Disclosable Matter in that the discloser has reasonable grounds to suspect that the information concerns misconduct, or an improper state of affairs or circumstances in relation to the Company or a related body corporate of the Company. This includes any suspicion that the Company or its body corporate, or an officer or employee of the Company or its body corporate has engaged in conduct that:

(i)	constitutes an offence against, or a contravention of, a provision of the Corporations Act, the Australian Securities Investments Commission Act 2001, the Banking Act 1959, the Financial Sector (Collection of Data) Act 2001, the Insurance Act 1973, the Life Insurance Act 1995, the National Consumer Credit Protection Act 2009, the Superannuation Industry (Supervision) Act 1993, or an instrument made under any such Act; or

(ii)	constitutes an offence against any other law of the Commonwealth of Australia that is punishable by imprisonment for a period of 12 months or more; or

(iii)	represents a danger to the public or the financial system; or

(iv)	is prescribed by regulation.

(Note that the term “misconduct” is defined in the Corporations Act to include fraud, negligence, default, breach of trust and breach of duty.)

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(d)	Public interest and Emergency Disclosures

Emergency or public interest disclosures (as defined under the Corporations Act) will also be protected if made to Journalists or Parliamentarians (each as defined in the Corporations Act) in extreme cases (excluding tax matters) in circumstances where at least 90 days have passed since an earlier protected disclosure has been made to ASIC, APRA or another Commonwealth body without reasonable steps having been taken to address the misconduct, or there will be substantial and imminent danger to someone’s health or safety. Note that before such public interest disclosure is made, the discloser must have given written notice to the relevant regulatory body. Such notice must include sufficient information to identify the previous disclosure and must state that the discloser intends to make the public disclosure if appropriate steps are not taken.

Disclosers are advised to contact the relevant supervisor or Chairman of the Board an independent legal adviser to ensure they understand the criteria for making an emergency or public interest disclosure that qualifies for protection.

(e)	Personal work-related grievances

Personal work-related grievances (as defined in the Corporations Act) will not be protected to the extent that the information disclosed does not concern a contravention, or an alleged contravention, of the prohibition on victimisation under the Corporations Act that involves detriment caused to the discloser or a threat made to the discloser.

However, a personal work-related grievance will still qualify for protection if:

(i)	it includes information about misconduct, or information about misconduct includes or is accompanied by a personal work-related grievance (mixed report);

(ii)	the Company has breached employment or other laws punishable by imprisonment for a period of 12 months or more, engaged in conduct that represents a danger to the public, or the disclosure relates to information that suggests misconduct beyond the Discloser’s personal circumstances;

(iii)	the Discloser suffers from or is threatened with detriment for making the disclosure; or

(iv)	the Discloser seeks legal advice or legal representation about the operation of the whistleblower protections under the Corporations Act.

2.	PROTECTIONS AVAILABLE

(a)	Protected disclosures will be given the following protections under the Corporations Act

Protected disclosures not actionable

(i)	the discloser will not be subject to any civil, criminal or administrative liability (including disciplinary action) for making the disclosure; and

(ii)	no contractual or other remedy may be enforced, and no contractual or other right may be exercised against the discloser on the basis of the disclosure; and

(iii)	if the disclosure qualified for protection under the Corporations Act (including public interest and emergency disclosure), the information is not admissible as evidence against the discloser in criminal proceedings for the imposition of a penalty, other than proceedings in respect of the falsity of the information;

Victimisation Prohibited

Anyone who causes or threatens to cause detriment (as defined in the Corporations Act) to a discloser or another person in the belief or suspicion that a report has been made, or may have been made, proposes to or could be made, may be guilty of an offence and may be liable for damages or subject to a court order. Examples of possible court orders include, but are not limited to:

(i)	requiring compensation for loss or damage;

(ii)	an injunction to prevent, stop or remedy the effects of detrimental conduct;

(iii)	an order requiring an apology for engaging in detrimental conduct;

(iv)	if the detrimental conduct wholly or partly resulted in the termination of an employee’s employment, reinstatement of their position; and

(v)	any other order the court thinks appropriate.

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Identifying information not to be disclosed

Subject to applicable laws:

(i)	a discloser’s identity cannot be disclosed to a Court or tribunal except where considered necessary; and

(ii)	the person receiving the report commits an offence if they disclose the substance of the report or the discloser’s identity, without the discloser’s consent, to anyone except an authorised disclosure to ASIC, APRA, the AFP or a lawyer for the purposes of obtaining legal advice or representation in relation to the report.

Costs of proceedings

A discloser may not need to pay costs of legal proceedings unless they have acted vexatiously or without reasonable cause and the unreasonable act caused the other party to incur the costs.

(b)	Confidentiality

In relation to a protected disclosure, the identity of a discloser (and any information likely to lead to the identification of a discloser) must be kept confidential unless expressly authorised in writing.

A disclosure of the discloser’s identity will be authorised if made:

(i)	to ASIC, APRA or a member of the AFP;

(ii)	to a legal practitioner for the purposes of obtaining legal advice or legal representation in relation to the whistleblower provisions in the Corporations Act;

(iii)	to a person prescribed by the regulations of the Corporations Act for this purpose;

(iv)	with the express written consent of the discloser; or

(v)	by ASIC, APRA or a member of the AFP to a Commonwealth or State or Territory authority for the purpose of assisting the authority in the performance of its functions or duties.

However, such confidentiality does not apply where the disclosure is not of the identity of the discloser and is reasonably necessary for the purposes of investigating a matter and all reasonable steps have been taken to reduce the risk that the discloser will be identified.

(c)	Timing

A discloser will qualify for protection from the time they make their disclosure, regardless of whether, at this time, the discloser or recipient recognises that the disclosure qualifies for protection.

(d)	No immunity from misconduct

Note that the protections do not grant immunity for any misconduct a discloser has engaged in that is revealed in their disclosure.

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ANNEXURE 2 – Summary of PROTECTIONS UNDER THE TAXATION ADMINISTRATION ACT

The Taxation Act sets out disclosures that are protected under the Taxation Administration Act if certain conditions are met as well as protections available to protected disclosures. A summary of such protections (as at the date of this policy) is set out below but you should refer to the Taxation Administration Act itself for a full understanding of the conditions and protections available and the relevant definitions. You can also visit the ATO website for more information.

1.	PROTECTED DISCLOSURES

Disclosures will be protected if:

(a)	the discloser is an Eligible Whistleblower, being an individual who is, or has been, any of the following:

(i)	an officer (within the meaning of the Corporations Act) or employee of the Company;

(ii)	an individual who supplies services or goods to the Company (whether paid or unpaid) or an employee of a person that supplies goods or services to the Company;

(iii)	an associate (within the meaning of the Income Tax Assessment Act 1936) of the Company;

(iv)	a spouse, child or dependant of any individual referred to in (i) to (iii) above or of such an individual’s spouse; or

(v)	any prescribed individual under the regulations under the Taxation Act;

(b)	and the disclosure is made to:

(i)	the Commissioner and the discloser consider that the information may assist the Commissioner to perform his or her functions or duties under a taxation law in relation to the Company or an associate of the Company; or

(ii)	an Eligible Recipient, being:

(A)	a director, secretary or senior manager of the Company;

(B)	an employee or officer of the Company who has functions or duties that relate to the tax affairs (within the meaning of the Taxation Act) of the Company;

(C)	the Company’s auditor (or a member of that audit team);

(D)	a registered tax agent or BAS agent (within the meaning of the Tax Agent Services Act 2009) who provides tax agent services or BAS services to the Company;

(E)	a person authorised by the Company to receive disclosures that qualify for protection under the Taxation Act; or

(F)	anyone prescribed under the Taxation Act regulations as being an Eligible Recipient;

and the discloser has reasonable grounds to suspect that the information indicates misconduct, or an improper state of affairs or circumstances, in relation to the tax affairs of the Company or an associate of the Company (“tax affairs” means affairs relating to any tax imposed by or under, or assessed or collected under, a law administered by the Commissioner);

and the discloser considers that the information may assist the Eligible Recipient to perform functions or duties in relation to the tax affairs of the Company or an associate of the Company; or

(iii)	a legal practitioner for the purposes of obtaining legal advice or legal representation in relation to the whistleblower provisions in the Taxation Act.

2.	PROTECTIONS AVAILABLE

(a)	Protected Disclosures will be given the following protections under the Taxation Act

Protected disclosures not actionable

(i)	the discloser will not be subject to any civil, criminal or administrative liability (including disciplinary action) for making the disclosure;

(ii)	no contractual or other remedy may be enforced, and no contractual or other right may be exercised against the discloser on the basis of the disclosure; and

(iii)	if the disclosure was a disclosure of information to the Commissioner, the information is not admissible as evidence against the discloser in criminal proceedings for the imposition of a penalty, other than proceedings in respect of the falsity of the information;

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(Note that in relation to (i) to (iii) above, the discloser has qualified privilege in respect of the disclosure and a contract to which the person is a party may not be terminated on the basis that the disclosure constitutes a breach of the contract.)

Victimisation prohibited

Anyone who causes or threatens to cause detriment (as defined in the Taxation Act) to a discloser or another person in the belief or suspicion that a report has been made, or may have been made, proposes to or could be made, may be guilty of an offence and may be liable for damages or subject to a court order. Examples of possible court orders include, but are not limited to:

(i)	requiring compensation for loss or damage;

(ii)	an injunction to prevent, stop or remedy the effects of detrimental conduct;

(iii)	an order requiring an apology for engaging in detrimental conduct;

(iv)	if the detrimental conduct wholly or partly resulted in the termination of an employee’s employment, reinstatement of their position; and

(v)	any other order the court thinks appropriate

Identifying information not to be disclosed

(i)	a discloser’s identity (or information likely to lead to the identity of the discloser) cannot be disclosed to a Court or tribunal except where considered necessary; and

(ii)	the person receiving the report commits an offence if they disclose the substance of the report or the discloser’s identity, without the discloser’s consent, to anyone except the Commissioner, the AFP or a lawyer for the purposes of obtaining legal advice or representation in relation to the report.

Costs of proceedings

A discloser may not need to pay the costs of legal proceedings unless they have acted vexatiously or without reasonable cause and the unreasonable act caused the other party to incur the costs.

(b)	Confidentiality

In relation to a protected disclosure, the identity of a discloser (and any information likely to lead to the identification of a discloser) must be kept confidential unless authorised.

A disclosure of the discloser’s identity will be authorised if made:

(i)	to the Commissioner or a member of the AFP;

(ii)	to a legal practitioner for the purposes of obtaining legal advice or legal representation in relation to the whistleblower provisions in the Taxation Act;

(iii)	to a person prescribed by the regulations of the Taxation Act for this purpose; or

(iv)	with the express written consent of the discloser.

However, such confidentiality does not apply where the disclosure is not of the identity of the discloser and is reasonably necessary for the purposes of investigating a matter and all reasonable steps have been taken to reduce the risk that the discloser will be identified.

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Schedule 12 – anti-bribery and anti-corruption policy

1.	BACKGROUND

The Company is committed to conducting all of its business activities fairly, honestly with integrity, and in compliance with all applicable laws, rules and regulations. Its Board, management and employees are dedicated to high ethical standards and recognise and support the Company’s commitment to compliance with these standards.

In particular, the Company is committed to preventing any form of Corruption and Bribery and to upholding all laws relevant to these issues, including the Anti-Corruption Legislation. In order to support this commitment, the Company has adopted this Anti-Bribery and Anti-Corruption Policy (ABC Policy) to ensure that it has effective procedures in place to prevent Corruption and Bribery.

This ABC Policy applies globally. To the extent that local laws, codes of conduct or other regulations (Local Laws) in any countries are more rigorous or restrictive than this ABC Policy, those Local Laws should be followed by any subsidiary operating in that country. Where a country has specific bribery and corruption Local Laws which are less rigorous than this ABC Policy, this ABC Policy prevails. The Company may, from time to time, provide country-specific directions for subsidiaries operating in countries outside of Australia.

This ABC Policy sets out the Company’s requirements in relation to interactions with Officials and Third Parties. This ABC Policy does not prohibit interactions with Officials, rather it forbids corrupt interactions with those individuals.

2.	DEFINITIONS

In this ABC Policy the following words or phrases mean the following:

Anti-Corruption Legislation includes many laws such as the Criminal Code Act 1995 (Cth) and any applicable anti-corruption laws and regulations applicable to the location in which the Company operates.

Bribery is the act of offering, promising, giving or accepting a benefit with the intention of influencing a person who is otherwise expected to act in good faith or in an impartial manner, to do or omit to do anything in the performance of their role or function, in order to provide the Company with business or a business advantage that is not legitimately due (whether in respect of an interaction with an Official or any commercial transaction in the private sector).

Business Associates means third party companies and individuals (such as joint venture partners, consultants and agents) acting on the Company’s behalf, whether directly or indirectly, by representing the Company’s interests to foreign governments in relation to international business development or retention of business opportunities.

Corruption is the abuse of entrusted power for private gain.

Facilitation Payment means payments of nominal amounts or other inducement made to persons in order to secure or expedite the performance of a Government Official’s routine governmental duties or actions.

Gifts, Entertainment and Hospitality includes the receipt or offer of presents, meals or tokens of appreciation and gratitude or invitations to events, functions, or other social gatherings, in connection with matters related to the Company’s business unless they:

(a)	fall within reasonable bounds of value and occurrence;

(b)	do not influence, or are not perceived to influence, objective business judgement; and

(c)	are not prohibited or limited by applicable laws or applicable industry codes.

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Government Official means:

(a)	any politician, political party, party official or candidate of political office;

(b)	any official or employee of a domestic or foreign government (whether national, state/provincial or local) or agency, department or instrumentality of any domestic or foreign government or any government-owned or controlled entity (including state-owned enterprises);

(c)	any official or employee of any public international organisation;

(d)	any person acting in a private or public official function or capacity for such domestic or foreign government, agency, instrumentality, entity or organisation;

(e)	any person who holds or performs the duties of any appointment created by custom or convention or who otherwise acts in an official capacity (including, some indigenous or tribal leaders who are authorised and empowered to act on behalf of the relevant group of indigenous peoples and members of royal families);

(f)	any person who holds themselves out to be an authorised intermediary of a government official.

Item of Value includes, amongst other things, cash, travel, meals, Gifts, Entertainment and Hospitality, other tangible or intangible benefits or anything of value.

Money-laundering means the process by which a person or entity conceals the existence of an illegal source of income and then disguises that income to make it appear legitimate.

Official means a Government Official, political party, official or officer of a political party or candidate for political office.

Personnel means all persons acting (whether authorised or unauthorised) on behalf of the Company at all levels, including officers, directors, temporary staff, contractors, consultants and employees of the Company.

Secret Commissions means offering or giving a commission to an agent or representative of another person that is not disclosed by that agent or representative to their principal to induce or influence the conduct of the principal’s business.

Secure an improper advantage includes obtaining any commercial or financial benefit.

Third Party means any individual or organisation other than Officials, with whom Personnel come into contact during the course of their employment or business relationships associated with the Company.

3.	PURPOSE

The purpose of this ABC Policy is to:

(a)	set out the responsibilities of the Company and its management and Personnel in upholding the Company’s commitment to preventing any form of Bribery or Corruption; and

(b)	provide information and guidance to Personnel on how to recognise and deal with any potential Bribery and Corruption issues.

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4.	SCOPE AND AUTHORITY

The Company requires all Personnel to comply with this ABC Policy as well as the Anti- Corruption Legislation. The prevention, detection and reporting of Bribery and other forms of Corruption are the responsibility of all those working for the Company or under its control.

This ABC Policy applies to all Personnel, including directors, temporary staff and contractors, and Business Associates of the Company. This Policy supplements, and does not replace, the Code of Conduct applicable to the Company and any of its subsidiaries.

5.	RESPONSIBILITY FOR POLICY COMPLIANCE AND TRAINING

(a)	The Company’s Board is responsible for the overall administration of this ABC Policy. The Board will monitor the implementation of this ABC Policy and will review on an ongoing basis the ABC Policy’s suitability and effectiveness. Internal control systems and procedures will be audited regularly to ensure that they are effective in minimising the risk of non-compliance with this ABC Policy.

(b)	A copy of this ABC Policy will be made available to all Personnel and in such other ways as will ensure the ABC Policy is available to Personnel wishing to use it.

(c)	All Personnel are required to understand and comply with this ABC Policy and to follow the reporting requirements set out in this ABC Policy. To this end, regular and appropriate training on how to comply with this ABC Policy will be provided to all senior managers and other relevant Personnel by the Board for each business. However, it is the responsibility of all Personnel to ensure that they read, understand and comply with this ABC Policy.

(d)	All Business Associates are required to be made aware of this ABC Policy and to undertake to comply with this ABC Policy in relation to any of their dealings with, for or on behalf of the Company.

(e)	The prevention, detection and reporting of Bribery and other improper conduct addressed by this ABC Policy are the responsibility of all those working for or engaged by the Company. All Personnel should be vigilant and immediately report any breaches or suspicious activity to the officer responsible for compliance.

6.	CONSEQUENCES OF BREACHING THIS ABC POLICY

(a)	Bribery and the related improper conduct addressed by this ABC Policy are very serious offences that will be taken seriously, reviewed and thoroughly investigated by the Company. Depending on the circumstances, the incident may be referred to regulatory and law enforcement agencies.

(b)	A breach of this ABC Policy may also expose Personnel and the Company to criminal and/or civil penalties, substantial fines, exclusion from tendering for government or private contracts, loss of business and reputational damage.

(c)	Breach of this ABC Policy by Personnel will be regarded as serious misconduct, leading to disciplinary action which may include termination of employment.

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7.	POLICY

7.1	General

(a)	Personnel must:

(i)	understand and comply with this ABC Policy and attend all relevant training;

(ii)	not engage in Bribery or any other form of Corruption or improper conduct;

(iii)	not make Facilitation Payments;

(iv)	not offer, pay, solicit or accept Secret Commissions;

(v)	not engage in Money-laundering;

(vi)	not give or accept Items of Value where to do so might influence, or be perceived to influence, objective business judgement or otherwise be perceived as improper in the circumstances.

(vii)	obtain required approvals for political contributions and charitable donations;

(viii)	maintain accurate records of dealings with Third Parties; and

(ix)	be vigilant and report any breaches of, or suspicious behavior related to, this ABC Policy.

(b)	This ABC Policy does not prohibit the giving of normal and appropriate hospitality to, or receiving it from, Third Parties.

7.2	Prohibition against Bribery and Corruption

(a)	The Company strictly prohibits Personnel engaging in or tolerating Bribery or any other form of Corruption or improper conduct.

(b)	The Company’s corporate values require that in all aspects of business all Personnel act honestly, adhere to the highest ethical standards, and act in compliance with all relevant legal requirements. In this respect Personnel must not engage in Bribery or any other form of Corruption.

(c)	The prohibition of Bribery under this ABC Policy includes the provision or conveying of an Item of Value to any Third Party, Official or family members of Officials, whether directly or indirectly, to secure any improper advantage or to obtain or retain business. This means that Personnel must not:

(i)	offer, promise or give an Item of Value with the intention of influencing an Official or Third Party who is otherwise expected to act in good faith or in an impartial manner, to do or omit to do anything in the performance of their role or function, in order to provide the Company with business or an improper advantage; or

(ii)	authorise the payment or provision of Items of Value to any other person, if it is known, or reasonably should have been known, that any portion of that payment or Item of Value will be passed onto an Official or Third Party to secure an improper advantage or obtain or retain business; or

(iii)	engage, or procure, a third party to make a payment or provide an Item of Value to an Official or Third Party, (or to procure another person to make such payment or provision), in order to secure an improper advantage or obtain or retain business.

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(d)	The prohibition of Bribery under this ABC Policy also includes the request or acceptance of (or the agreement to accept) an Item of Value from an Official or Third Party either:

(i)	intending that, in consequence, a function or activity should be performed improperly (whether by the requestor/acceptor or another person); or

(ii)	where the request, agreement or acceptance itself constitutes the recipient’s improper performance of a function or activity; or

(iii)	as a reward for the improper performance of a function or activity (whether by the recipient or another person).

7.3	Prohibition on Facilitation Payments, Secret Commissions and Money-laundering

(a)	The Company does not condone the making of Facilitation Payments, Secret Commissions and Money Laundering.

(b)	Personnel are prohibited from:

(i)	making Facilitation Payments;

(ii)	offering, paying, soliciting or receiving Secret Commissions; and

(iii)	engaging in Money-laundering.

7.4	Political Contributions and Charitable Donations

(a)	Political Contributions

The Company prohibits Personnel from making political contributions to Officials on behalf of the Company. Any donations above a level determined in Federal legislation must be disclosed annually to the Australian Electoral Commission and will be published on its website.

This ABC Policy does not seek to curtail an individual’s freedom to make political contributions in their personal capacity.

The context of any other political contributions is key in determining their appropriateness. For instance, it is permissible for the Company to make a payment to attend a political function in circumstances where such payment could not be construed as an attempt to influence the political party.

If you are in any doubt as to the appropriateness of any political contribution, you should consult the Board before it is given or accepted or otherwise as soon as possible.

(b)	Charitable Donations

The Company can only make charitable donations that are legal and ethical under Local Laws and practices. In order to ensure that donations made by the Company to charitable organisations are for proper charitable purposes, Personnel must only make donations on behalf of the Company to charitable organisations previously approved by the Company and within approved financial limits.

A list of approved charitable organisations is to be maintained by the Board and provided upon request.

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7.5	Interactions with Officials and Third Parties must be Compliant

(a)	All interactions with Officials, Third Parties and Business Associates must comply with this ABC Policy, and the Company and Personnel must not take any actions, whether direct or indirect, which create the appearance of impropriety regardless of whether there is any improper intent behind their actions.

(b)	The prohibitions under this ABC Policy include a prohibition on Personnel using personal funds to undertake any interaction or transaction that is prohibited under this ABC Policy.

7.6	Documentation and Recordkeeping

(a)	As part of the Company’s commitment to open and honest business practice the Company requires all of its businesses to maintain accurate books of account and records.

(b)	The Company and its subsidiaries must keep accurate and complete records of all business transactions:

(i)	in accordance with generally accepted accounting principles and practices;

(ii)	in accordance with the Company’s accounting and finance policies; and

(iii)	in a manner that reasonably reflects the underlying transactions and events.

(c)	It is the responsibility of all Personnel to ensure that all business transactions are recorded honestly and accurately and that any errors or falsification of documents are promptly reported to the appropriate member of the senior management team of the relevant business, and corrected. No accounts are to be kept “off the books” to facilitate or conceal improper payments.

(d)	All Personnel must record Items of Value given or received in the Items of Value Register.

7.7	Compliance with Local Laws Required

If Local Laws in a particular country or region are more restrictive than this ABC Policy, then any Personnel, including any Business Associates operating in that country or region must fully comply with the more restrictive requirements.

7.8	Reporting Violations and Suspected Misconduct

(a)	Any Personnel or stakeholder who believes that a violation of this ABC Policy or any laws has been committed, is being committed, or is being planned, should report the matter immediately to the Board.

(b)	If anyone is unsure whether a particular act constitutes Bribery, a Facilitation Payment, Secret Commission, Money-laundering or an improper Item of Value, or has any other queries, they should ask the Board.

7.9	Protection

(a)	The Company prohibits retaliation against anyone reporting such suspicions.

(b)	Personnel who wish to raise a concern or report another’s wrongdoing, or who have refused pressure to either accept or offer a bribe, should not be worried about possible repercussions. The Company encourages openness and will support any Personnel who raises genuine concerns in good faith under this ABC Policy.

(c)	If you are not comfortable, for any reason, with speaking directly to the Board, the Company has a Whistleblower Protection Policy which affords certain protections against reprisal, harassment or demotion for making the report.

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8.	MONITORING AND REVIEW

(a)	Material breaches of this ABC Policy will be reported to the Board or a committee of the Board.

(b)	The Board will monitor the content, effectiveness and implementation of this ABC Policy on a regular basis. There may also be independent reviews taken from time to time. Any findings, updates or improvements identified will be addressed as soon as possible.

(c)	Personnel are invited to comment on this ABC Policy and suggest ways in which it might be improved. Comments, suggestions and queries should be addressed to the Board.

appendix – ITEMS OF VALUE register

1.	Definitions

Gifts, Entertainment and Hospitality includes the receipt or offer of presents, meals or tokens of appreciation and gratitude or invitations to events, functions, or other social gatherings, in connection with matters related to the Company’s business unless they:

(a)	fall within reasonable bounds of value and occurrence;

(b)	do not influence, or are not perceived to influence, objective business judgement; and

(c)	are not prohibited or limited by applicable laws or applicable industry codes.

Item of Value includes, amongst other things, cash, travel, meals, Gifts, Entertainment and Hospitality and other tangible or intangible benefits or anything of value.

2.	Completing the Items of Value Register

The following information is required in completing the Items of Value Register:

Receiving Items of Value
Date Received
Name, Position & Business Unit of Recipient
Name of Giver (Who is giving you the gift / entertainment)
Description of gift / entertainment
Value $
Reason for acceptance
Decision on what will happen to gift / entertainment
Name and Position of Approving Manager (e.g. GM)

Offering Items of Value
Date Offered
Name, Position & Business Unit of Offeror
Name of Receiver (Who are you offering the gift / entertainment too)
Description of gift / entertainment
Value $
Reason for offering
Decision on what will happen to gift / entertainment
Name and Position of Approving Manager (e.g. GM)

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SCHEDULE 13 – SHAREHOLDER COMMUNICATIONS STRATEGY

The Board of the Company aims to ensure that the shareholders are informed of all major developments affecting the Company’s state of affairs.

Information is communicated to shareholders through:

1.	the Annual Report delivered by post or via email (if requested by the shareholder) and which is also released to NSX and placed on the Company’s website;

2.	the half yearly report which is released to NSX and also placed on the Company’s website;

3.	disclosures and announcements made to the NSX, copies of which are placed on the Company’s website;

4.	notices and explanatory statements of Annual General Meetings (AGM) and General Meetings (GM), copies of which are released to NSX and placed on the Company’s website;

5.	the Chairman of the Board’s address and the Managing Director’s address made at the AGMs and the GMs, copies of which are released to NSX and placed on the Company’s website;

6.	the Company’s website on which the Company posts all announcements which it makes to the NSX as well as materials distributed at investor or analyst presentations including recordings or transcripts of such presentations; and

7.	the auditor’s lead engagement partner being present at the AGM to answer questions from shareholders about the conduct of the audit and the preparation and content of the auditor’s report.

As part of the Company’s developing investor relations program, shareholders can register with the Company to receive email notifications of when an announcement is made by the Company to the NSX, including the release of the Annual Report, half yearly reports and quarterly reports. Links are made available to the Company’s website on which all information provided to the NSX is immediately posted.

Shareholders are encouraged to participate at all GMs and AGMs of the Company. Upon the despatch of any notice of meeting to shareholders, the Company Secretary shall send out material with that notice of meeting stating that all shareholders are encouraged to participate at the meeting. The Company will ensure that appropriate technology is used to facilitate the participation of shareholders at such meetings and that meetings will be held at a reasonable time and place. Shareholders who are unable to attend meetings may ask questions or provide comments ahead of meetings. Recordings or transcripts of the meeting will also be made available on the Company’s website.

All substantive resolutions at shareholder meetings will be decided by a poll rather than a show of hands.

Historical Annual Reports of the Company are provided on the Company’s website.

Shareholders queries should be referred to the Company Secretary in the first instance. Any significant comments or concerns will be conveyed to the Board and relevant senior executives.

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SCHEDULE 14 – CONTINUOUS DISCLOSURE POLICY

The Company’s Board is to ensure that the market is properly informed of all information that must be disclosed under the NSX Listing Rules and the Corporations Act.

Every person who is at risk of being involved in the Company contravening its continuous disclosure obligation arising in respect of particular information must ultimately take responsibility for ensuring compliance.

There must at all times be a system in place to collect and process information (Material Information) that could conceivably enliven the continuous disclosure obligation. In doubtful cases disclosure should be made immediately.

Where it is determined that information should be conveyed to the NSX it will be the Disclosure Officer who will be the point of contact with the NSX. Except in extraordinary circumstances the Company Secretary will be the Disclosure Officer.

The obligation to keep the Disclosure Officer fully informed of any significant internal issue relating to or affecting the Company is central to the training and development of all the Company employees and contractors and consultants.

Every person shall be accountable for ensuring that:

1.	all staff reporting them do, as soon as reasonably practicable, report any ‘material’ event or development within their area of responsibility to their manager and to one or more of the Chair and/or Company Secretary;

2.	each department or work area within his or her division or area of responsibility carries out, or is involved in, a review to discuss and agree upon the types of events or developments that are most likely to be ‘material’ and potentially required to be disclosed, and

3.	he or she reports immediately any event or development that he or she believes may potentially be the subject of the continuous disclosure obligation.

An employee of or contractor to the Company must not discuss material information outside the Company unless he/she is required to do so in the discharge of his/her duties.

The Company is to place all relevant announcements and other information, including analysts’ briefings, on its website once the information has been given to NSX and the usual acknowledgment has been received that the announcement has been released.

The Company’s directors, employees, contractors and consultants are also required to ensure that all Material Information is not released to some shareholders or analysts but not to others.

As a listed company, the Company must not release information that is for release to the market to any person until it has given that information to the NSX and received an acknowledgment from the NSX that it has released the information to the market.

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